Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF WASHINGTON

AT TACOMA

In re: HARBOR CUSTOM DEVELOPMENT, INC., et al., Debtors. [1]	LEAD CASE NO. 23-42180-MJH (Jointly Administered) DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN

THIS IS NOT A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR CONDITIONAL APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE JOINT CHAPTER 11 PLAN HARBOR CUSTOM DEVELOPMENT, INC. AND ITS DEBTOR AFFILIATES. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE. BEFORE DECIDING WHETHER TO VOTE FOR OR AGAINST THE PLAN, EACH HOLDER ENTITLED TO VOTE SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE VI HEREIN. IN THE EVENT OF ANY INCONSISTENCIES BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE PLAN SHALL GOVERN

1 The Debtors along with their case numbers are as follows: Harbor Custom Development, Inc. (Lead Case); Belfair Apartments, LLC (23-42181); HCDI at Semiahmoo LLC (23-42183); Beacon Studio Farms LLC (23-42184); HCDI Bridge View, LLC (23-42187); HCDI FL Condo LLC (23-42188); Pacific Ridge CMS, LLC (23-42189); and Tanglewilde, LLC (24-40232).

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 1	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE OR INCLUDE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE SHOULD CONSULT THEIR OWN ATTORNEYS OR ADVISORS. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN SUBMITTED BY MANAGEMENT OF THE DEBTORS, EXCEPT WHERE OTHER SOURCES ARE IDENTIFIED. THE DEBTORS AUTHORIZE NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE PLAN OTHER THAN THOSE IN THIS DISCLOSURE STATEMENT AND ACCOMPANYING DOCUMENTS. YOU SHOULD NOT RELY ON ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PARTY TO SECURE YOUR VOTE OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT. NO ONE IS AUTHORIZED TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE DEBTORS. THE DEBTORS HAVE BEEN CAREFUL TO BE ACCURATE IN THIS DISCLOSURE STATEMENT IN ALL MATERIAL RESPECTS AND BELIEVE THAT THE CONTENTS OF THIS DISCLOSURE STATEMENT ARE COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS. HOWEVER, DEBTORS CANNOT AND DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT INACCURACY. IN PARTICULAR, EVENTS AND FORCES BEYOND THE CONTROL OF THE DEBTORS MAY ALTER THE ASSUMPTIONS UPON WHICH THE FEASIBILITY OF THE PLAN IS SUBJECT.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL, STATE, OR OTHER SECURITIES LAWS OR OTHER SIMILAR LAWS. THE PLAN AND DISCLOSURE STATEMENT HAVE NEITHER BEEN FILED WITH, NOR APPROVED OR DISAPPROVED BY, THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR OTHER SIMILAR REGULATORY BODY, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR THE MERITS OF THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 2	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES. WHILE THE DEBTORS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTORS AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES AND THEIR FUTURE RESULTS AND OPERATIONS.

THE DEBTORS MAY CONTINUE TO NEGOTIATE PAYMENT TERMS WITH THEIR CREDITORS, AND THE SPECIFIC TREATMENT OF CLAIMS MAY CHANGE AS A RESULT, BUT THE DEBTORS BELIEVES THAT THE PAYMENT TERMS WHICH THE DEBTORS WILL ASK THE COURT TO APPROVE WILL NOT BE LESS FAVORABLE THAN THOSE DESCRIBED HEREIN.

THE ONLY REPRESENTATIONS THAT ARE AUTHORIZED OR THAT MAY BE MADE CONCERNING THE DEBTORS, THE VALUE OF ASSETS, OR THE PLAN ARE CONTAINED IN THIS DISCLOSURE STATEMENT. THE FINANCIAL INFORMATION CONTAINED HEREIN OR INCORPORATED BY REFERENCE HAS BEEN PREPARED BY THE DEBTORS’ MANAGEMENT AND IS EFFECTIVE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. THE READER SHOULD NOT INFER OR ASSUME THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN SINCE THE DATE HEREOF. FINANCIAL INFORMATION, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, IS NECESSARILY BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS THAT, ALTHOUGH CONSIDERED REASONABLE AND PRUDENT BY MANAGEMENT, MAY NOT BE REALIZED AND WILL REMAIN SUBJECT TO INHERENT UNCERTAINTIES. THE FINANCIAL INFORMATION HAS NOT BEEN SUBJECTED TO AN AUDIT AND FOR THAT REASON THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS WITHOUT INACCURACY. HOWEVER, GREAT EFFORT HAS BEEN MADE TO ENSURE THAT ALL SUCH INFORMATION IS FAIRLY REPRESENTED.

GENERAL OVERVIEW AND SUMMARY

This disclosure statement (the “Disclosure Statement”) (a) describes the historical background that led to the bankruptcy cases of Harbor Custom Development, Inc., Belfair Apartments LLC, HCDI at Semiahmoo LLC, Beacon Studio Farms, LLC, HCDI Bridge View LLC, HCDI FL Condo LLC, Tanglewilde LLC, and Pacific Ridge CMS, LLC, debtors and debtors in possession (collectively, the “Debtors”), (b) explains what has happened in the past months since the Debtors commenced their bankruptcy cases, and (c) sets forth the treatment of creditors in the Joint Chapter 11 Plan (as amended, modified, or supplemented from time to time pursuant to its terms, the “Plan”). A copy of the Plan is attached hereto as Exhibit A. This Disclosure Statement is qualified in all respects by the express terms of the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 3	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

This Disclosure Statement is submitted by the Debtors and contains information with respect to the Debtors’ proposed Joint Chapter 11 Plan. Pursuant to § 1125 of the Bankruptcy Code, this Disclosure Statement is being distributed to you along with a copy of the proposed Plan to allow you to make an informed decision in exercising your right to accept or reject the proposed Plan. This Disclosure Statement has been approved by order of the Court pursuant to § 1125 of the Bankruptcy Code as containing information of a kind, and in sufficient detail, as far as is reasonably practicable under the circumstances, that would enable a hypothetical reasonable investor to make an informed judgment about the Plan. In the event of inconsistencies between the Plan and the Disclosure Statement, however, the terms of the Plan shall control. The Court’s approval of this Disclosure Statement does not constitute an endorsement of the proposed Plan by the Court.

A. Plan Overview

A bankruptcy Chapter 11 plan is a vehicle for satisfying the rights of holders of claims against and equity interests in a debtor subject to the priority of distributions set forth in the Bankruptcy Code. Confirming and consummating a Chapter 11 plan is the principal objective of a Chapter 11 case. A bankruptcy court’s confirmation of a Chapter 11 plan binds the debtors, any person acquiring property under the Chapter 11 plan, any creditor or equity interest holder of the debtor (whether such creditor or equity interest holder voted to accept the Chapter 11 plan), and any other entity as may be ordered by the Bankruptcy Court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a Chapter 11 plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

In these Chapter 11 Cases, the Plan contemplates a liquidation of the Debtors’ real property assets (the “Estate Property”), and the distribution of available assets to creditors. The assets of each Debtor consist primarily of real estate assets and projects (and the proceeds thereof) and certain causes of action (“Causes of Action”) that the Debtor may hold against third parties. For the purposes of this Plan, the projected recoveries to creditors set forth in this Disclosure Statement and Plan do not include potential proceeds of Causes of Action, which are uncertain.

The Plan contemplates that on the Effective Date:

(1) Any available Net Proceeds and Net Distributable Proceeds from the Free and Clear Sales of the Multifamily Properties will be released to Holders of Claims of the specific Multifamily Debtors (the Class 2A, 3A, 3B, 3C, 4A, 5A, and 5B);

(2) Distributions shall be made to certain Holders of Administrative Claims, Professional Fee Claims and Priority Tax Claims;

(3) the Debtors will establish a Disputed Claims Reserve for disputed Classes pending resolution and final allowance by the Bankruptcy Court;

(4) Class 1H shall receive a distribution in the amount of $3,156,396.86;

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 4	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

(5) Holders of Class 1I Claims shall receive its Pro Rata share of the HCDI Unsecured Creditors Fund, subject to any Disputed Reserve.

(6) Class 1J (General Unsecured Claims of HCDI) shall receive 51% of Post-Effective Date New Interests;

(7) Class 1L (Preferred Equity Interests of HCDI) shall receive 49% of Post-Effective Date New Interests.

(8) the Plan Administrator will be appointed and will administer and liquidate the remaining property and assets of each Debtor and its Estate;

The Plan further contemplates that on or as soon as practicable after the Effective Date:

(1) Holders of Classes 2C, 3C, 4B, 5C, and 6B shall receive their Pro Rata share of any LLC Net Distributable Proceeds after payment of senior claims;

(2) Debtor HCDI, as the 100% owner of the Multifamily Debtors, will retain the Net Equity from the sale of the Multifamily Properties;

(3) Holders of Class 1I Convenience Claims shall receive a distribution on account of their Class 1I Claims;

(4) Class 1J shall Receive its Pro Rata Share of the Class 1J Initial Payment.

(5) Net Proceeds and Net Distributable Proceeds from the TX Properties and the CA Properties shall be released to (a) Holders of Class 1A, 1B, 1C, 1D, and 1E in accordance with the agreed upon release prices, with any remaining proceeds released to HCDI;

(6) If HCDI has not exercise a right to setoff, the Debtor will reserve Net Distributable Proceeds from the TX Properties for the Holders of the Class 1G in the Disputed Reserve, pending resolution and final allowance by the Bankruptcy Court;

(7) Net Proceeds and Net Distributable Proceeds from the Post-Effective Date Sales shall be released to Classes 1F, 6A, 6B, 7A, 7B, and 7C as such sales occur;

(8) Debtor HCDI, as the 100% owner of the Semiahmoo and Punta Gorda Debtors, will retain the Net Equity from the Post-Effective Date Sales (the Class 6C and 7D Claims)

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 5	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Holders of Class 1K and 1M will not receive any recovery on account of such Claims or Interests under the Plan.

The Debtors believe the Plan is fair and equitable, will maximize recoveries to creditors, and is in the best interest of the Debtors and their constituents. For these reasons, the Debtors urge you to accept the proposed Plan and to promptly return your completed ballot to enable your vote to be counted.

B. Material Terms of the Plan

The following is a general overview of certain material terms of the Plan:

(1) The Debtors will liquidate their estate property in three general categories (the “Liquidation of Estate Property”). First, the Debtors are currently engaged in sales in the ordinary course for homes, land, and lots in California and Texas, and those efforts will continue through and after the Effective Date. Second, the Debtors expect to sell multifamily real properties (“Multifamily Properties”) held by Debtors Bridgeview, Tanglewilde, Pacific Ridge, and Belfair Apartments (each, a “Multifamily Debtor”) through a sale and auction process, which is currently underway. Third, the Post-Effective Date Debtors, through a Plan Administrator, will continue to hold, market, and sell any remaining real property for their highest value (the “Post-Effective Date Sales”).

(2) The Net Proceeds and Net Distributable Proceeds shall be released for the payment of Allowed Claims in accordance with the Plan.

(3) The Net Equity due to HCDI under the Plan shall be held by HCDI and distributed to Holders of Allowed Claims in accordance with the Plan.

(4) All Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Claims will be paid or otherwise satisfied in full as required by the Bankruptcy Code on the Effective Date, unless otherwise agreed to by the Holders of such Claims and the Plan Administrator.

(5) The Post-Effective Date Debtors and the Plan Administrator will (a) hold and distribute (in accordance with the Plan) the Net Proceeds and Net Distributable Proceeds; (b) pursue the Post-Effective Date Debtors’ Causes of Action, if any (c) reconcile Claims against the Debtors, (d) pay distributions, in accordance with the Plan, and (e) enter into any transaction designed to benefit creditors and/or holders of Post-Effective Date New Interests.

(6) As further described in Article IV.E and the Plan, as of the Effective Date, certificates, Securities, shares, purchase rights, options, warrants, shall be deemed cancelled without any need for a Holder to take further action with respect thereto, and the duties and obligations of the Debtors shall be deemed satisfied in full, cancelled, released, discharged, and of no force or effect.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 6	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

(7) The Post-Effective Date Debtors will be automatically vested with all of the Debtors’ and the Estates’ respective rights, title, and interest in and to all Post- Effective Date Debtors’ Assets, including all of the Debtors’ Causes of Action.

(8) Post-Effective Date HCDI will issue Post-Effective Date New Interests to Class 1J and Class 1L Claims.

C. Summary of Plan Treatment

The table below summarizes the classification and treatment of Claims and Interests under the Plan:

Class	Claims and Interests	Status
None	Administrative Claims	Unimpaired/Deemed to Accept
None	Professional Fee Claims	Unimpaired/Deemed to Accept
None	Priority Tax Claims	Unimpaired/Deemed to Accept
Class 1A	Secured Claim of Sound Capital Loans, LLC–HCDI CA Properties	Impaired/Entitled to Vote
Class 1B	Secured Claim of Mandalay Income Fund, I, LP.– HCDI CA Properties	Impaired/Entitled to Vote
Class 1C	Secured Claim of Sound Capital Construction Fund, LLC–HCDI TX Properties	Impaired/Entitled to Vote
Class 1D	Secured Claim of Sound Equity High Income Debt Fund, LLC – HCDI TX Properties	Impaired/Entitled to Vote
Class 1E	Secured Claim of Oakhurst Income Fund II – HCDI TX Properties	Impaired/Entitled to Vote
Class 1F	Secured Claim of 222, LLC et al. – HCDI (Division 3)	Impaired/Entitled to Vote
Class 1G	Secured Claims of Modern Homestead LLC – HCDI TX Properties	Impaired/Disputed/Not Entitled to Vote
Class 1H	Secured Claim of BankUnited – HCDI	Impaired/Disputed/Not Entitled to Vote
Class 1I	Convenience Class	Unimpaired/Deemed to Accept
Class 1J	General Unsecured Claims – HCDI	Impaired/Entitled to Vote
Class 1K	Warranty Claims – HCDI	Impaired/Deemed to Reject
Class 1L	Preferred Equity Interests – HCDI	Impaired/Entitled to Vote
Class IM	Common Equity Interests – HCDI	Impaired/Deemed to Reject
Class 2A	Secured Claim of Buchanan Mortgage Holdings –Tanglewilde	Impaired/Entitled to Vote
Class 2B	Secured Claim of DRK – Tanglewilde	Impaired/Disputed/Not Entitled to Vote
Class 2C	General Unsecured Claims – Tanglewilde	Impaired/Entitled to Vote
Class 2D	Equity Interests –Tanglewilde	Unimpaired/Deemed to Accept

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 7	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Class	Claims and Interests	Status
Class 3A	Secured Claim of Sound Equity High Income Debt Fund, LLC –Belfair Phase I	Impaired/Entitled to Vote
Class 3B	Secured Claim of Oakhurst Income Fund II–Belfair Phase II	Impaired/Entitled to Vote
Class 3C	General Unsecured Claims – Belfair Apartments, LLC	Impaired/Entitled to Vote
Class 3D	Equity Interests – Belfair Apartments, LLC	Unimpaired/Deemed to Accept
Class 4A	Secured Claim of Benaroya Holdings – Bridgeview	Impaired/Entitled to Vote
Class 4B	General Unsecured Claims – Bridgeview	Impaired/Entitled to Vote
Class 4C	Equity Interests Benaroya Holdings – Bridgeview	Unimpaired/Deemed to Accept
Class 5A	Secured Claim of Sound Capital Construction Fund, LLC – Pacific Ridge	Impaired/Entitled to Vote
Class 5B	Secured Claim of 222, LLC et al. – Pacific Ridge	Impaired/Entitled to Vote
Class 5C	General Unsecured Claims – Pacific Ridge	Impaired/Entitled to Vote
Class 5D	Equity Interests – Pacific Ridge	Unimpaired/Deemed to Accept
Class 6A	Secured Claim of Fratelli’s LLC –Semiahmoo	Impaired/Entitled to Vote
Class 6B	General Unsecured Claims – Semiahmoo	Impaired/Entitled to Vote
Class 6C	Equity Interests – Semiahmoo	Unimpaired/Deemed to Accept
Class 7A	Secured Claim of Oakhurst Opportunity Lending Fund I–Punta Gorda	Impaired/Entitled to Vote
Class 7B	Secured Claim of BankUnited, N.A.– Punta Gorda	Impaired/Entitled to Vote
Class 7C	General Unsecured Claims – Punta Gorda	Impaired/Entitled to Vote
Class 7D	Equity Interests – Punta Gorda	Unimpaired/Deemed to Accept

THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR HOLDERS OF CLAIMS AGAINST THE DEBTORS AND THUS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 8	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

ARTICLE I

DEFINITIONS

Terms used in this Disclosure Statement not specifically defined herein or in the Bankruptcy Code shall be defined as set forth in the Plan that accompanies this Disclosure Statement. In particular, certain capitalized terms shall have the meanings prescribed for such terms in Section I of the Plan.

ARTICLE II

THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW

A. History and Background

Founded in 2014, Harbor Custom Development, Inc. (the “Company” or “HCDI” was initially formed as Harbor Custom Homes, LLC. In 2018, the Company converted from a limited liability company to a corporation. In 2019, the Company changed its name from Harbor Custom Homes, Inc. to Harbor Custom Development, Inc. and started trading on the Nasdaq Stock Market LLC on August 28, 2020.

HCDI is a real estate development company located in Tacoma, Washington. HCDI has been involved in all aspects of the land development cycle including land acquisition, entitlements, development, construction of project infrastructure, single and multi-family vertical construction, marketing, and sales of various residential projects in Western Washington’s Puget Sound region. In furtherance of the Company’s business strategy of focusing on markets with convenient access to metropolitan areas generally characterized by diverse economic and employment bases and increasing populations, after its initial public offering, HCDI expanded its projects and portfolios in California, Texas, and Florida. The Company focused much of its acquisition efforts on areas with scenic views and convenient access to public transportation and freeways, and which are within a twenty (20) to sixty (60) minute commute of growing metropolitan employment corridors.

HCDI acquired and developed land based on an understanding of population growth patterns, entitlement restrictions and land use evaluation, infrastructure development, and geo-economic forces, and also acted as a general contractor for the construction of single-family homes, townhomes, and apartments utilizing a base of employees in conjunction with third-party general contractors and subcontractors. The Company further partnered with local real estate brokers and property management companies who each specialized in the relevant local markets in which HCDI operated.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 9	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

B. The Debtors’ Management

HCDI was founded by Sterling Griffin, former Chief Executive Officer and President and Chairman of the Board of Directors, who led the Company through its Initial Public Offering. On May 11, 2023, due to various factors and pursuant to a separation agreement between the Company and Mr. Griffin, HCDI announced that Mr. Griffin was retiring from all roles with the Company, effective as of July 12, 2023.

Upon Mr. Griffin’s exit from HCDI Jeff Habersetzer was appointed Interim Chief Executive Officer and Interim President. Lance Brown, the former Chief Financial Officer of the Company, was subsequently appointed as Interim Chief Operating Officer, also effective as of July 12, 2023. However, before Mr. Brown’s appointment became effective, he announced that he was leaving the Company to pursue other opportunities. Accordingly, Yoshi Niino was promoted from his former role as Director of Accounting to his current role as HCDI’s Chief Accounting Officer.

The Company’s Board of Directors also underwent changes in 2023. At the outset of 2023, the Board consisted of six (6) directors, five (5) of which were independent. At the 2023 Annual Meeting, six (6) independent directors were elected to hold office. However, since the Annual Meeting, two (2) of the directors have resigned. Karen Bryant, Dennis Wong, Chris Corr, and David Chandler continue to serve as Board Members as of the Petition Date.

On November 14, 2023, the Board of Directors appointed Shelly Crocker as Chief Restructuring Officer.

C. The Debtors’ Business Operations and Real Estate Assets

HCDI invested in and manages its own real estate assets and projects, and further invests in and manages assets and projects through its various wholly owned limited liability companies. Belfair Apartments, LLC (“Belfair View”); HCDI at Semiahmoo LLC (“Semiahmoo”); Beacon Studio Farms LLC (“Beacon Farms”); HCDI Bridge View, LLC (“Bridge View”); HCDI FL Condo LLC (“Punta Gorda”); Tanglewilde LLC (“Tanglewilde” or “Meadowscape”); and Pacific Ridge CMS, LLC (“Pacific Ridge”) are each Debtors in these Chapter 11 Cases, and all hold real property assets and projects managed by HCDI. Debtor HCDI also owns one operating non-debtor entities: HCDI Wyndstone LLC (“Wyndstone”), whose real property holding was sold in December 2023.

I. HCDI: HCDI owns multiple projects in California and Texas including Darkhorse, Cimarron Hills, Creeks Edge, Flintrock Falls, Siena Creek, Stonehouse, and Summit Rock.

●	Darkhorse (CA). Darkhorse is a peaceful golf course community located in Auburn, California in the Sierra Nevada Foothills. As of the Petition Date, HCDI owned forty-two (42) single family developed lots with scenic views. Throughout these Chapter 11 Cases, the Debtors have sold the Darkhorse properties in the ordinary course of business.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 10	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

●	Texas Properties: Cimarron Hills, Creeks Edge, and Flintrock Falls are private communities with six (6) remaining single family homes located in Texas Hill Country just outside of Austin, Texas. As of the Petition Date, (4) homes were completed and listed for sale while the remaining two (2) are under construction. Siena Creek, Stonehouse, and Summit Rock include a combination of single-family homes and lots located at Horseshoe Bay near Lake LBJ. First time homebuyers have the opportunity for membership at the Horseshoe Bay Resort, and a waiver of the initiation fee, if qualified. As of the Petition Date, six (6) homes were completed and listed for sale, with five (5) additional homes capable of completion. In addition, these communities include over 150 available lots. The Debtors are authorized to sell the Texas Properties in the ordinary course of business.

II. Belfair Apartments, LLC: Belfair View Apartments are located in North Mason County, Washington. Apartments are either one- or two- bedroom units, and the community offers access to a fitness center, pool, barbeque and cooking station, playground, and gathering space. Phase I, which consists of six (6) apartment buildings and a recreational building, was just completed in November 2023 and leasing is underway. The Debtor continues to undertake efforts to lease and stabilize Belfair View Apartments. Phase II, which consists of five (5) apartment buildings and a recreational building, has one (1) enclosed building and poured foundations but construction is otherwise currently on hold.

III. HCDI at Semiahmoo LLC and Beacon Studio Farms LLC: Semiahmoo is a community in Blaine, Washington comprised of numerous different parcels allowing for the development of single family lots or multifamily projects. The property includes several parcels in various stages of planning and approvals (mostly partially planned residential sites) totaling about 135 acres. Semiahmoo has capacity for approximately 123 single family homes and about 136 townhomes. It also includes Beacon Farms which is made up of three (3) contiguous parcels and includes an additional 1.6 million square feet of raw and unplanned land

IV. HCDI Bridge View, LLC: Bridge View Apartments is a horizontally-developed apartment site located in Kitsap County, Washington. The Company had intended to build a complex consisting of 138 studio, and one- and two- bedroom units across seven (7) apartment buildings. Sitework has been completed.

VI. HCDI FL Condo LLC: Punta Gorda is a raw multi-family site comprised of five (5) contiguous parcels of residential and preserve land along the west side of Charlotte Harbor. The property can be developed with up to 180 units.

VII. Pacific Ridge CMS, LLC: Pacific Ridge is located in Tacoma, Washington. While it was originally designed as a condominium building, it was ultimately converted to apartments and now offers studio, and one- and two-bedroom units as well as an amenity center. Pacific Ridge was completed in March 2023. The Debtor continues to undertake efforts to lease and stabilize Pacific Ridge.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 11	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

D. Prepetition Capital Structure

The Debtors are parties to various prepetition loan agreements. The following summaries include (1) Debtor HCDI’s revolving loan agreement with BankUnited, N.A., and (2) Debtors’ loans with lenders secured by real property.

I. HCDI Revolving Loan: As of the Petition Date, HCDI was indebted in the approximate amount of $14,322,399.26 (the “Revolving Debt”) pursuant to that certain Loan Agreement dated March 27, 2022, as amended on February 22, 2023, (together, the “Revolving Loan Agreement”) by and among HCDI and BankUnited, N.A., (“BankUnited”).

II. HCDI Loans: As set forth above, HCDI owns multiple projects in California and Texas including Darkhorse, Cimarron Hills, Creeks Edge, Flintrock Falls, Siena Creek, Stonehouse, and Summit Rock.

a. Darkhorse: On or about October 4, 2021, HCDI executed and delivered to Sound Capital Loans, LLC (“Sound Capital”) a Promissory Note Secured by Deed of Trust with a principal amount of $998,710.00 (the “First SC Darkhorse Loan,” xx0017). As security, HCDI executed and delivered to Sound Capital a Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing (the “First SC Darkhorse Security Instrument”). Sound Capital recorded the First SC Darkhorse Security Instrument under Nevada County Auditor’s File No. 20210034082. On or about November 1, 2022, February 1, 2023, May 1, 2023, August 1, 2023, and November 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to February 1, 2024. As of the Petition Date, approximately $101,204.45 remains outstanding on the First SC Darkhorse Loan. The lot associated with this loan has been sold and the outstanding balance was fully paid off.

b. On or about January 28, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $2,813,000.00 (the “Second SC Darkhorse Loan,” xx0039). As security, HCDI executed and delivered to Sound Capital a Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing (the “Second SC Darkhorse Security Instrument”). Sound Capital recorded the Second SC Darkhorse Security Instrument under Nevada County Auditor’s File No. 20220002954. On or about February 1, 2023, May 1, 2023, August 1, 2023, and November 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to February 1, 2024. As of the Petition Date, approximately $1,954,010.09 remains outstanding on the Second SC Darkhorse Loan. For the period between the Petition Date and March 4, 2024, five (5) Darkhorse lots were sold, and the principal balance was reduced by $609,479.47.

c. On or about March 3, 2021, HCDI executed and delivered to Mandalay Income Fund, I, LP (“Mandalay”) a Note Secured by Deed of Trust with a principal amount of $2,475,000.00 (the “Mandalay Darkhorse Loan,” xx1843). As security, HCDI executed and delivered to Mandalay a Deed of Trust (the “Mandalay Darkhorse DOT”). Mandalay recorded the Mandalay Darkhorse DOT under Nevada County Auditor’s File No. 20210008415. On or about April 1, 2022, September 20, 2022, and February 26, 2023, HCDI executed Modification of Note and Deed of Trust Agreements extending the maturity date to September 1, 2024. As of the Petition Date, approximately $307,472.20 remains outstanding on the Mandalay Darkhorse Loan. For the period between the Petition Date and March 4, 2024, two (2) Darkhorse lots were sold, and the principal balance was reduced by $184,561.97.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 12	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

d. Cimarron Hills: On or about May 10, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $1,161,000.00 (the “First Cimarron Loan,” xx0443). As security, HCDI executed and delivered to Sound Capital Construction Fund, LLC (“Sound Capital”) a Deed of Trust and Security Agreement (the “First Cimarron DOT”). Sound Capital recorded the First Cimarron DOT under Williamson County Auditor’s File No. 2022062040. On or about June 1, 2023 and September 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to December 1, 2023. As of the Petition Date, approximately $1,171,997.25 remains outstanding on the First Cimarron Loan.

e. On or about May 10, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $1,025,000.00 (the “Second Cimarron Loan,” xx0741). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Second Cimarron DOT”). Sound Capital recorded the Second Cimarron DOT under Williamson County Auditor’s File No. 2022062057. On or about June 1, 2023 and September 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to December 1, 2023. As of the Petition Date, approximately $1,034,709.02 remains outstanding on the Second Cimarron Loan.

f. On or about May 10, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $1,015,000.00 (the “Third Cimarron Loan,” xx0393). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Third Cimarron DOT”). Sound Capital recorded the Third Cimarron DOT under Williamson County Auditor’s File No. 2022062055. On or about June 1, 2023 and September 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to December 1, 2023. As of the Petition Date, approximately $1,024,614.31 remains outstanding on the Third Cimarron Loan.

g. On or about May 10, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $905,000.00 (the “Fourth Cimarron Loan,” xx0345). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Fourth Cimarron DOT”). Sound Capital recorded the Fourth Cimarron DOT under Williamson County Auditor’s File No. 2022062046. On or about June 1, 2023 and September 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to December 1, 2023. As of the Petition Date, approximately $926,280.92 remains outstanding on the Fourth Cimarron Loan.

h. Creeks Edge: On or about August 22, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $1,313,200.00 (the “Creeks Edge Loan,” xx0940). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Creeks Edge DOT”). Sound Capital recorded the Creeks Edge DOT under Travis County Auditor’s File No. 2022144274. On or about September 1, 2023 HCDI executed a Loan Modification Agreement extending the maturity date to December 1, 2023. As of the Petition Date, approximately $1,282,713.13 remains outstanding on the Creeks Edge Loan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 13	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

i. Flintrock Falls: On or about June 24, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $1,235,000.00 (the “Flintrock Falls Loan,” xx0219). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Flintrock Falls DOT”). Sound Capital recorded the Flintrock Falls DOT under Travis County Auditor’s File No. 2022115506. On or about October 1, 2023, HCDI executed a Loan Modification Agreement extending the maturity date to April 1, 2024. As of the Petition Date, approximately $1,030,057.99 remains outstanding on the Flintrock Falls Loan.

j. Siena Creek: On or about January 25, 2022, HCDI executed and delivered to Sound Equity High Income Debt Fund, LLC (“Sound Equity”) a Promissory Note Secured by Deed of Trust with a principal amount of $750,540.00 (the “First Siena Creek Loan,” xx0929). As security, HCDI executed and delivered to Sound Equity a Deed of Trust and Security Agreement (the “First Siena Creek DOT”). Sound Equity recorded the First Siena Creek DOT under Llano County Auditor’s File No. 22 00914. On or about February 1, 2023, May 1, 2023, and August 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to November 1, 2023. As of the Petition Date, approximately $757,419.85 remains outstanding on the First Siena Creek Loan.

k. On or about June 23, 2022, HCDI executed and delivered to Sound Equity a Promissory Note Secured by Deed of Trust with a principal amount of $1,344,000.00 (the “Second Siena Creek Loan,” xx0325). As security, HCDI executed and delivered to Sound Equity a Deed of Trust and Security Agreement (the “Second Siena Creek DOT”). Sound Capital recorded the Second Siena Creek DOT under Llano County Auditor’s File No. 22 05603. On or about October 1, 2023, HCDI executed a Loan Modification Agreement extending the maturity date to April 1, 2024. As of the Petition Date, approximately $222,390.19 remains outstanding on the Second Siena Creek Loan.

l. On or about July 14, 2022, HCDI executed and delivered to Sound Equity a Promissory Note Secured by Deed of Trust with a principal amount of $1,110,000.00 (the “Third Siena Creek Loan,” xx0346). As security, HCDI executed and delivered to Sound Equity a Deed of Trust and Security Agreement (the “Third Siena Creek DOT”). Sound Equity recorded the Third Siena Creek DOT under Llano County Auditor’s File No. 22 06279. On or about August 1, 2023, HCDI executed a Loan Modification Agreement extending the maturity date to November 1, 2023. As of the Petition Date, approximately $1,118,306.77 remains outstanding on the Third Siena Creek Loan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 14	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

m. On or about August 24, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $1,233,000.00 (the “Fourth Siena Creek (Lots) Loan,” xx0479). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Fourth Siena Creek (Lots) DOT”). Sound Capital recorded the Fourth Siena Creek (Lots) DOT under Llano County Auditor’s File No. 22 07185. On or about September 1, 2023, HCDI executed a Loan Modification Agreement extending the maturity date to March 1, 2024. As of the Petition Date, approximately $1,244,302.50 remains outstanding on the Fourth Siena Creek (Lots) Loan.

n. Stonehouse: On or about July 9, 2021, HCDI executed and delivered to Oakhurst Income Fund II, LP (“Oakhurst Income”) a Loan and Security Agreement and Secured Note with a principal amount of $2,850,000.00 (the “Stonehouse Loan,” xx1987). As security, HCDI executed and delivered to Oakhurst Income a Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the “Stonehouse Security Instrument”). Oakhurst Income recorded the Stonehouse Security Instrument under Llano County Auditor’s File No. 21 06935. As of the Petition Date, approximately $2,266,171.88 remains outstanding on the Stonehouse Loan.

o. Summit Rock: On or about June 23, 2021, HCDI executed and delivered to Oakhurst Income a Loan and Security Agreement and Secured Note with a principal amount of $11,150,000.00 (the “Summit Rock (Lots) Loan,” xx1971). As security, HCDI executed and delivered to Oakhurst Income a Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the “Summit Rock (Lots) Security Instrument”). Oakhurst Income recorded the Summit Rock (Lots) Security Instrument under Llano County Auditor’s File No. 6368. On or about July 21, 2023, HCDI executed a Modification of Note and Deed of Trust Agreement extending the maturity date to July 1, 2024. As of the Petition Date, approximately $5,723,808.33 remains outstanding on the Summit Rock (Lots) Loan. For the period between the Petition Date and March 4, 2024, one (1) Summit Rock lot was sold, and the principal balance was reduced by $120,000.

p. On or about May 12, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $905,942.00 (the “First Summit Rock Loan,” xx0228). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “First Summit Rock DOT”). Sound Capital recorded the First Summit Rock DOT under Llano County Auditor’s File No. 22 04491. On or about June 1, 2023, HCDI executed a Loan Modification Agreement extending the maturity date to December 1, 2023. As of the Petition Date, approximately $895,739.58 remains outstanding on the First Summit Rock Loan.

q. On or about May 12, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $894,595.00 (the “Second Summit Rock Loan,” xx0671). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Second Summit Rock DOT”). Sound Capital recorded the Second Summit Rock DOT under Llano County Auditor’s File No. 22 04496. On or about June 1, 2023 and September 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to December 1, 2023. As of the Petition Date, approximately $903,068.80 remains outstanding on the Second Summit Rock Loan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 15	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

r. On or about May 12, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $905,969.00 (the “Third Summit Rock Loan,” xx0551). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Third Summit Rock DOT”). Sound Capital recorded the Third Summit Rock DOT under Llano County Auditor’s File No. 22 04494. On or about June 1, 2023 and September 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to December 1, 2023. As of the Petition Date, approximately $914,550.54 remains outstanding on the Third Summit Rock Loan.

s. On or about May 12, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $966,456.00 (the “Fourth Summit Rock Loan,” xx0044). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Fourth Summit Rock DOT”). Sound Capital recorded the Fourth Summit Rock DOT under Llano County Auditor’s File No. 22 04498. On or about June 1, 2023, HCDI executed a Loan Modification Agreement extending the maturity date to December 1, 2023. As of the Petition Date, approximately $961,333.14 remains outstanding on the Fourth Summit Rock Loan.

t. On or about May 12, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $930,834.00 (the “Fifth Summit Rock Loan,” xx0449). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Fifth Summit Rock DOT”). Sound Capital recorded the Fifth Summit Rock DOT under Llano County Auditor’s File No. 22 04900. On or about June 1, 2023, HCDI executed a Loan Modification Agreement extending the maturity date to December 1, 2023. As of the Petition Date, approximately $68,280.00 remains outstanding on the Fifth Summit Rock Loan.

u. On or about May 12, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $860,078.00 (the “Sixth Summit Rock Loan,” xx0320). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Sixth Summit Rock DOT”). Sound Capital recorded the Sixth Summit Rock DOT under Llano County Auditor’s File No. 22 04492. On or about June 1, 2023 and September 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to December 1, 2023. As of the Petition Date, approximately $868,224.85 remains outstanding on the Sixth Summit Rock Loan. Prior to March 4, 2024, the lot associated with this Deed of Trust and Security agreement was sold, and the outstanding balance was fully paid off.

v. On or about May 18, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $901,526.00 (the “Seventh Summit Rock Loan,” xx0276). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Seventh Summit Rock DOT”). Sound Capital recorded the Seventh Summit Rock DOT under Llano County Auditor’s File No. 22 04899. On or about June 1, 2023 and September 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to December 1, 2023. As of the Petition Date, approximately $910,065.46 remains outstanding on the Seventh Summit Rock Loan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 16	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

w. On or about June 8, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $843,207.00 (the “Eighth Summit Rock Loan,” xx0662). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Eighth Summit Rock DOT”). Sound Capital recorded the Eighth Summit Rock DOT under Llano County Auditor’s File No. 22 05464. On or about July 1, 2023 and October 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to January 1, 2024. As of the Petition Date, approximately $850,936.40 remains outstanding on the Eighth Summit Rock Loan.

x. On or about July 5, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $1,141,000.00 (the “Ninth Summit Rock Loan,” xx0373). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Ninth Summit Rock DOT”). Sound Capital recorded the Ninth Summit Rock DOT under Llano County Auditor’s File No. 22 05845. On or about August 1, 2023, HCDI executed a Loan Modification Agreement extending the maturity date to February 1, 2024. As of the Petition Date, approximately $1,106,495.25 remains outstanding on the Ninth Summit Rock Loan.

y. On or about July 5, 2022, HCDI executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $882,000.00 (the “Tenth Summit Rock Loan,” xx0812). As security, HCDI executed and delivered to Sound Capital a Deed of Trust and Security Agreement (the “Tenth Summit Rock DOT”). Sound Capital recorded the Tenth Summit Rock DOT under Llano County Auditor’s File No. 22 05843. On or about August 1, 2023 and November 1, 2023, HCDI executed Loan Modification Agreements extending the maturity date to February 1, 2024. As of the Petition Date, approximately $890,083.09 remains outstanding on the Tenth Summit Rock Loan.

III. Belfair Apartments, LLC: On or about January 4, 2022, BRMK Lending, LLC (“BRMK”) filed a financing statement with the Washington Department of Licensing under File No. 2022-004-2974-6. On or about June 26, 2023, Belfair View executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $19,950,000.00 (the “Belfair Phase I Loan,” xx0651). As security, Belfair View executed and delivered to Sound Capital a Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing (the “Belfair Phase I Security Instrument”). Sound Capital recorded the Belfair Phase I Security Instrument under Mason County Auditor’s File No. 2199038. As additional security, HCDI further executed a Corporate Guaranty. As of the Petition Date, approximately $20,123,998.67 remains outstanding on the Belfair Phase I Loan.

On or about September 1, 2023, Belfair View executed and delivered to Oakhurst Income a Loan and Security Agreement and Secured Note with a principal amount of $5,000,000.00 (the “Belfair Phase II Loan,” xx2850). As security, Belfair View executed and delivered to Oakhurst a Deed of Trust, Assignment of Leases and Rents, and Security Agreement (the “Belfair Phase II Security Instrument”). Oakhurst recorded the Belfair Phase II Security Instrument under Mason County Auditor’s File No. 2201777. As of the Petition Date, approximately $5,044,791.67 remains outstanding on the Belfair Phase II Loan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 17	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

IV. HCDI at Semiahmoo LLC and Beacon Studio Farms LLC: On or about May 23, 2022, Semiahmoo executed and delivered to Fratelli’s LLC (“Fratelli’s”) a Promissory Note with a principal amount of $8,000,000.00 (the “Semiahmoo Loan”). As security Semiahmoo executed and delivered to Fratelli’s a Deed of Trust (the “Semiahmoo DOT”). Fratelli’s recorded the Semiahmoo DOT under Whatcom County Auditor’s File No. 2022-0502706. As additional security, HCDI further executed a Guaranty and Suretyship Agreement. On or about April 12, 2023, Semiahmoo exercised its right to extend the maturity date to November 1, 2023. As of the Petition Date, approximately $8,066,678.67 remains outstanding on the Semiahmoo Loan.

On or about September 19, 2022, HCDI executed and delivered to 222, Limited Liability Company (“222, LLC”), Cynthia A. Blair, Michael A. Raquiza, and William Chunyk (collectively, the “222 Lenders”) a Promissory Note with a principal amount of $3,500,000.00 (the “Semiahmoo Div. 3 Loan”). As security, HCDI executed and delivered to the 222 Lenders a Deed of Trust (the “Semiahmoo Div. 3 DOT”). The 222 Lenders recorded the Semiahmoo Div. 3 DOT under Whatcom County Auditor’s File No. 2022-0901818. As additional security, Pacific Ridge also executed and delivered to 222, LLC a second position Deed of Trust (the “222 Pacific Ridge DOT”). The 222 Lenders recorded the 222 Pacific Ridge DOT under Pierce County Auditor’s File No. 202209210364. As of the Petition Date, approximately $3,529,166.67 remains outstanding on the Semiahmoo Div. 3 Loan.

V. HCDI Bridge View, LLC: On or about January 30, 2023, Bridge View executed and delivered to Benaroya Holdings, L.L.C. (“Benaroya”) a Promissory Note with a principal amount of $3,500,000.00 (the “Bridge View Loan”), as amended by the First Amendment to Loan Documents on or about May 5, 2023 to increase the loan to a total principal amount of $5,300,000.00. As security, Bridge View executed and delivered to Benaroya a Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing (the “Bridge View Security Instrument”), as amended. Benaroya recorded the Bridge View Security Instrument under Kitsap County Auditor’s File No. 202301310091 and perfected its security interest by filing a financing statement with the Washington Department of Licensing under File No. 202302020040. As additional security, Bridge View and HCDI further executed an Omnibus Assignment and HCDI executed a Guaranty. As of the Petition Date, approximately $5,356,864.70 remains outstanding on the Bridge View Loan.

VI. HCDI FL Condo LLC: On or about August 5, 2021, Punta Gorda executed and delivered to Oakhurst Opportunity Lending Fund I, L.P. (“Oakhurst Opportunity”) a Loan and Security Agreement and Secured Note with a principal amount of $2,350,000.00 (the “Punta Gorda Loan,” xx2007). As security, Punta Gorda executed and delivered to Oakhurst Opportunity a Mortgage, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the “Punta Gorda Security Instrument”). Oakhurst Opportunity recorded the Punta Gorda Security Instrument under Charlotte County Auditor’s File No. 2987105. On or about February 26, 2023, Punta Gorda executed a Modification of Note and Deed of Trust Agreement extending the maturity date to March 1, 2024. As of the Petition Date, approximately $2,369,583.33 remains outstanding on the Punta Gorda Loan. On or about February 22, 2023, Punta Gorda executed a Deed of Trust in favor BankUnited, N.A, in connection with the execution of the Amended Revolving Loan Agreement.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 18	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

VII. Pacific Ridge CMS, LLC: On or about October 5, 2021, Pacific Ridge executed and delivered to Sound Capital a Promissory Note Secured by Deed of Trust with a principal amount of $20,129,525.00 (the “SC Pacific Ridge Loan,” xx0100). As security, Pacific Ridge executed and delivered to Sound Capital a Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing (the “SC Pacific Ridge Security Instrument”). Sound Capital recorded the Pacific Ridge Security Instrument under Pierce County Auditor’s File No. 202110080578. As additional security, HCDI further executed a Corporate Guaranty. On or about November 1, 2023, HCDI executed a Loan Modification Agreement extending the maturity date to February 1, 2024. As of the Petition Date, approximately $20,297,088.41 remains outstanding on the Pacific Ridge Loan. On or about September 20, 2022, Pacific Ridge executed a Deed of Trust in favor of 222 LLC et al., in connection with a Promissory Note executed by HCDI, as borrower and 222 LLC et al., as lender on September 19, 2022.

VIII. Tanglewilde, LLC: On or about August 19, 2022, Tanglewilde executed and delivered to Buchanan Mortgage Holdings, LLC a Promissory Note Secured by Deed of Trust (the “Tanglewilde Note”) and a Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing (collectively, with other related documents, the “Tanglewilde Loan Documents.”). Buchanan Mortgage Holdings, LLC subsequently assigned its interest as lender and secured party under the Tanglewilde Loan Documents to its affiliate BMH Meadowscape, LLC (with Buchanan Mortgage Holdings, LLC, collectively “Buchanan”). As of the Tanglewilde Petition Date, February 2, 2024, the outstanding principal balance owed was $34,048,901.76.

IX. Other Secured Loans

Certain parties have asserted statutory liens, pursuant to applicable non-Bankruptcy law, on the Debtors’ assets including Tanglewilde and HCDI.

X. General Unsecured Claims

In addition to the debt discussed above, the Debtors’ books and records reflect approximately the following in unsecured debt incurred in the ordinary course of business, as of the Petition Date.

Debtor	Approximate Amount of Unsecured Debt (as of the Petition Date)
HCDI	$1,840,850.97
Tanglewilde/Meadowscape	$821,592.71
Belfair Apartments	$122,433.78
Bridgeview	$433,234.97
Pacific Ridge	$59,273.89
Semiahmoo	$33,635.46
HCDI FL Condo/Punta Gorda	$0

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 19	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Creditors and interested parties should review the Debtors’ Schedules (defined below) and Proofs of Claim Filed with the Bankruptcy Court for more complete information concerning the nature and amount of the Debtors’ liabilities as of the Petition Date.

XI. Equity Interests

HCDI wholly owns Debtors Belfair Apartments, Pacific Ridge, Tanglewilde, Semiahmoo, Bridgeview, Beacon Studio Farms, and HCDI FL Condo, and accordingly, holds 100% of the equity interests in those entities.

In 2020, HCDI underwent an IPO and became a public company traded on Nasdaq as of August 28, 2020. As of the Petition Date, HCDI has shares of preferred stock, which are traded on Nasdaq under the symbol “HCDIP.”. Shares of HCDI’s common stock are traded on Nasdaq under the symbol “HCDI.” As of the Petition Date, approximately 3.8 million shares of preferred stock were outstanding, and 2.7 million shares of voting common stock were outstanding. On or about December 12, 2023 HCDI received notice that its shares would be delisted from Nasdaq on December 21, 2023.

E. Events Leading to the Chapter 11

Several factors led to the filing of these Chapter 11 Cases. While the Debtors have continued to generate revenue, these revenue streams have proved insufficient to cover the Company’s ongoing cash requirements. In addition, the Debtors faced several issues in its operations including: (1) cost overruns and construction delays on land development; (2) challenges associated with the Covid-19 Global Pandemic; (3) a shift in building strategy; (4) a decline in the real estate market leading to delayed sales at lower-than-expected prices; (5) delayed timelines and contractor issues that affected the Debtors’ ability to realize revenue on their expected timeline; and (6) debt service payment to the Debtors’ Revolving Lender pursuant to an Amended Revolving Loan Agreement that strained the Company’s cash position and ability to meet its obligations to all stakeholders. These factors, among others, placed significant strain on cash flow and cash reserves, ultimately leading to the need to file for Chapter 11 protection.

I. Cost Overruns in Development Projects. The company experienced significant cost overruns over the last several years, especially in connection with its land development efforts. These overruns led to the Company selling the majority of its heavy machinery at the end of 2022 and ceasing the majority of its land development efforts around the same time. In addition, the Company dealt with abnormally wet weather, rise in fuel prices, and the loss of a key consulting partner over the past few years that exacerbated their cost overrun issues, which placed significant and unforeseen strain on the Company’s liquidity.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 20	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

II. Effects of the Covid Pandemic on the Company’s Public Offering. In 2020, as HCDI was preparing for its IPO, the COVID-19 pandemic started. The IPO was delayed until August 2020 and any capital expected as a result of the originally scheduled offering was unavailable for nearly six (6) months placing unforeseen financial constraints on the Company. Following the IPO, the Company purchased a significant portfolio of property with the intent to focus on land development. HCDI acquired land in Washington, California, Texas, and Florida. However, the carrying costs associated with holding the land substantial and steadily eroded the Company’s liquidity, despite several additional capital raises, and particularly in light of rising interest rates. Moreover, regional factors affecting the homebuilding industry outside of Washington State resulted in a reduction in demand for new homes and lots, which had to a material effect on the Company’s sales projections and in many cases, required the Company to hold properties longer than anticipated.

In addition, global supply chain issues and increased prices of raw materials needed for construction and development impacted the Company’s ability to timely complete projects within budget. While the Company did make progress and finished certain projects, it took much longer than anticipated and many experienced substantial cost overruns. HCDI missed projections and experienced depressed stock prices as a result of these economic factors, including absorbing significant inventory impairments and other write-offs.

III. Shift in Development Strategy. In 2022, the Company moved to diversify its product portfolio by transitioning from a focus on single family homes to multi-family developments in Washington State. During much of the transition, HCDI did not hold any single home assets from which to generate income as the Company focused its expenses on multi-family vertical construction projects to respond to the significant market demand in the Puget Sound area. The typical build time for multi-family communities ranged generally from eighteen (18) to twenty-four (24) months, during which time materials are subject to price fluctuations, as compared to the six (6) to twelve (12) months build time for single family homes. The Company also faced challenges during development and encountered several setbacks which included unforeseen expenses, significant delays from certain contractor parties, one of the wettest winters in Washington history, resistant Homeowner Associations in California and Texas, slowing construction, a cooling housing market, and increasing interest rates.

IV. A Slowing of the Real Estate Market. The Company’s business model was designed to promptly sell its projects at one of three stages: (i) sale of entitled land; (ii) sale of developed lots; and (iii) sale of completed building products – not to retain build and hold properties. Nonetheless, the recent and rapid rise in interest rates lead to a significant cooling in the multi-family sales market, extended the timelines significantly for selling these assets and projects, and came with a substantial reduction in the forecasted sales prices, all which placed further financial strain on the Company.

As of September 30, 2023, the Company had cash and cash equivalents totaling $8.6 million and $156.3 million of outstanding debt. The Company’s net loss increased by 338.2% to $(27.5) million for the nine (9) months ended September 30, 2023 as compared to $(6.3) million for the nine (9) months ended September 30, 2022. The Company’s sales decreased by 31.7% to $34.6 million for the nine (9) months ended September 30, 2023, as compared to $50.6 million for the nine (9) months ended September 30, 2022. Overall gross profit (loss) for the nine (9) months ended September 30, 2023 decreased by 389.7% to $(13.2) million compared to a gross profit of $4.6 million for the nine (9) months ended September 30, 2022. Operating expenses decreased by 35.9% to $7.7 million for the nine (9) months ended September 30, 2023, as compared to $12.0 million for the nine (9) months ended September 30, 2022. Other income (expense) was $(2.0) million for the nine (9) months ended September 30, 2023 as compared to $(0.8) million for the nine (9) months ended September 30, 2022.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 21	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

ARTICLE III

EVENTS OF THE CHAPTER 11 CASES

A. First Day Relief

On the Petition Date, after each Initial Debtor filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code (collectively, the “Petitions”), the Debtors filed various motions (the “First Day Motions”) designed to facilitate the administration of these Chapter 11 Cases and minimize disruption to the Debtors’ operations. A brief description of each of the First Day Motions and the evidence in support thereof is set forth in the Declarations of Shelly Crocker, Chief Restructuring Officer of Harbor Custom Developments, Inc, and Jeff Habersetzer, Interim Chief Executive Offer of Harbor Custom Developments, Inc. in Support of the Debtors’ Chapter 11 Petitions and First Day Motions [Docket No. 33, 34], filed on the Petition Date. As of the date hereof, the Bankruptcy Court has entered final orders authorizing the relief sought in each of the First Day Motions. The First Day Motions, Petitions, and all entered orders for relief in the Chapter 11 Cases, can be viewed free of charge at https://cases.creditorinfo.com/hcdi

B. Retention of Debtors’ Professional

To assist the Debtors in carrying out their duties as debtors in possession and to otherwise represent the Debtors’ interests in the Chapter 11 Cases, the Debtors filed applications requesting that the Bankruptcy Court authorize the Debtors to retain and employ the following advisors pursuant to sections 327, 328, and 363 of the Bankruptcy Code, as applicable: (a) Cairncross & Hempelmann P.S., and Levene, Neale, Bender, Yoo & Golubchik LLP as co-counsel to the Debtors; (b) Polsinelli LLP as conflicts counsel to the Debtors; (c) Turning Point LLC, as financial advisor to the Debtors; (d) Keen-Summit Partners, as real estate consultant and advisor to the Debtors; (e) BMC Group, LLC, as administrative advisor to the Debtors; (f) Kidder Matthews as real estate broker to the Debtors; (g) Branch Marketing Group as real estate broker for the Semiahmoo and Beacon Studio Farms properties; (h) Newmark Multihousing as real estate broker for the Punta Gorda property. The Bankruptcy Court entered orders approving the retention of these advisors.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 22	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

C. Cash Collateral

On December 15, 2023, the Court entered an order authorizing the Debtors’ use of prepetition cash collateral and the proceeds thereof and approving proposed adequate protection on an interim basis. [Docket No. 84]. On January 12, 2024, the Court entered a second order authorizing the Debtors’ use of prepetition cash collateral and the proceeds thereof and approving proposed adequate protection on an interim basis. [Docket No. 192]. On February 22, over the objection of BankUnited N.A. and following an evidentiary hearing, the Court entered an order authorizing the Debtors’ use of prepetition cash collateral and the proceeds thereof and approving proposed adequate protection on an final basis. [Docket No. 383].

D. Sales in the Ordinary Course

On January 10, 2024, the Court entered an order authorizing Debtor HCDI to sell real property in California and Texas in the ordinary course of HCDI’s business, including the projects and lots commonly known as Darkhorse (CA), Cimarron Hills (TX), Creeks Edge (TX), Flintrock Falls (TX), Siena Creek (TX), Stonehouse (TX), and Summit Rock (TX). [Docket No. 170]. The Debtors two Motions to Sell Free and Clear of Liens for four properties in Texas (the “First Sale Motion and the Second Sale Motion”). [Docket Nos. 280, 361]. The Court entered an Order authorizing a sale of the TX Properties known as 404 Paintbrush and 500 Paintbrush pursuant to the First Sale Motion. [Docket No. 386]. The Second Sale Motion is pending.

E. Schedules and Statements

On December 12, 2023 the Initial Debtors filed a motion seeking entry of an order granting an extension of time through and including January 10, 2024, to file their schedules of assets and liabilities, schedules of executory contracts and unexpired leases, and statements of financial affairs (collectively, the “Schedules and Statements”). On December 18, 2023, the Bankruptcy Court entered a final order approving this extension motion through January 8, 2024 [Docket No. 96]. On January 8, 2023, the Debtors filed their Schedules and Statements in their respective Chapter 11 Case. On February 20, 2024, Tanglewilde LLC filed its Schedules and Statements in its respective Chapter 11 Case.

F. Sales Process

On February 7, 2024, the Court entered an Order authorizing the Debtors’ retention of Keen-Summit Capital Partners as real estate advisors. [Docket No. 273]. The Debtors, with the assistance of Keen-Summit Partners, have begun conducting a marketing process for the real property multi-family developments held by Debtors Pacific Ridge, Bridgeview, Tanglewilde, and Belfair Apartments (the “Multi-Family Properties”). Once an initial bidder (a “Stalking Horse Bidder”) is identified for the Multi-Family Properties, the Debtors expect to file a motion to approve any purchase agreement entered into with the Stalking Horse Bidder and seek a bid procedures and auction process with respect to the Multi-Family Properties. If any additional qualified bidders emerge, an auction will be held prior to confirmation of the Chapter 11 Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 23	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

G. Establishment of Claims Bar Date

On January 11, 2024, the Court entered an Order establishing February 16, 2024 as the last date for any entity, person, or party to file a Proof of Claim based on a prepetition claim.

H. Litigation Matters

On January 11, 2024, Debtor HCDI filed an Adversary Complaint against BankUnited N.A to determine the extent and validity of BankUnited’s asserted liens against Debtor HCDI. [Adversary Case No. 24-04010-MJH]. The Adversary Proceeding is currently pending.

ARTICLE IV

THE DEBTORS’ PLAN

The Plan contemplates the following key terms, among others, described herein and therein:

A. Sales of Real Property Assets

The Debtors will liquidate their estate property in three general categories. First, the Debtors are currently engaged in sales in the ordinary course or under section 363 of the Code for homes, land, and lots in California and Texas, and those efforts will continue through and after the Effective Date. Second, the Debtors expect to sell multifamily real properties (“Multifamily Properties”) held by Debtors Bridgeview, Tanglewilde, Pacific Ridge, and Belfair Apartments (each, a “Multifamily Debtor”) through a sale and auction process, which is currently underway with the assistance of the Debtors’ real estate advisor, Keen-Summit. Third, the Post-Effective Date Debtors, through a Plan Administrator, will continue to hold, market, and sell any remaining real property for their highest value (the “Post-Effective Date Sales”).

B. Appointment of Plan Administrator

Upon the Effective Date, Shelly Crocker will continue on in her capacity as Chief Restructuring Officer of the Post-Effective Date Debtors, and Shelly Crocker LLC shall be appointed as Plan Administrator. For the avoidance of doubt, on the Effective Date, the Plan Administrator shall assume all management and control of all Debtors.

C. Post-Effective Date Debtors

After the Effective Date, Post Effective Date HCDI shall be formed to directly or indirectly own and hold all or substantially all of the assets and/or equity of the Debtors, as applicable, in accordance with this Plan and or any successor or assign thereto, including by transfer, merger, consolidation, sale, subscription or otherwise. Debtors HCDI, Tanglewilde, Pacific Ridge, Belfair View, Beacon Farms, Bridgeview, HCDI FL Condo, and Semiahmoo shall remain as post-effective date Debtors. Each of the Debtors may be dissolved by the Plan Administrator in its reasonable discretion after the sale of Estate Assets, and the Plan Administrator may file any certificates of cancellation or similar documents as may be appropriate in connection with dissolution of any Debtor.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 24	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

D. Sources of Plan Distributions

The Debtors and the Post-Effective Date Debtors shall fund distributions under this Plan, as applicable, with (a) the Net Proceeds and Net Distributable Proceeds; (b) the New Interests; (c) any recoveries from any and all Causes of Action and (d) the Debtors’ Cash on hand, as applicable. The issuance, distribution, or authorization, as applicable, of the Post-Effective Date Interests under this Plan, will be exempt from SEC registration to the fullest extent permitted by Law.

E. Cancellation of Existing Securities, Notes, Instruments, Certificate, and Other Documents

On the Effective Date, except for the purpose of evidencing a right to and allowing Holders of Claims and Interests to receive a distribution under the Plan, or to the extent otherwise specifically provided for in the Plan, the Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to the Plan or the sale of Estate Property, all notes, bonds, indentures, certificates, Securities, shares, purchase rights, options, warrants, collateral agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of, or ownership interest in, the Debtors, including any unpaid dividends, giving rise to any Claims against or Interests in the Debtors or to any rights or obligations relating to any Claims against or Interests in the Debtors shall be deemed cancelled without any need for a Holder to take further action with respect thereto, and the duties and obligations of the Debtors shall be deemed satisfied in full, cancelled, released, discharged, and of no force or effect.

F. Treatment of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, each Executory Contract and Unexpired Lease not previously rejected, assumed, assumed and assigned shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) is specifically described in the Plan as to be assumed in connection with confirmation of the Plan, or is specifically scheduled to be assumed or assumed and assigned pursuant to the Plan; (2) is subject to a pending motion to assume such Unexpired Lease or Executory Contract as of the Confirmation Date; (3) is to be assumed by the Debtors or assumed by the Debtors and assigned to another third party, as applicable, in connection with the any sale transaction contemplated in this Plan; (4) is a contract, instrument, or other agreement or document entered into in connection with the Plan; (5) is an Employment Agreement; (6) is a D&O Liability Insurance Policy; or (7) is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases as of the Confirmation Date for rejection effective on a date that occurs after the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions, assignments, and rejections, including the assumption of the Executory Contracts or Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 25	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

G. Exemption from Certain Transfer Taxes and Fees

Pursuant to Bankruptcy Code § 1146(a), the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, and implementation of, or as contemplated by the Plan, or the vesting, transfer or sale of any Estate Property pursuant to, as part of the implementation of, or as contemplated by the Plan, shall not be taxed under any state or local law imposing a stamp tax, transfer tax, real estate excise tax, or similar tax or fee. Each recorder of deed, or similar official for any city, county, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, accept such instrument without requiring the payment of any documentary stamp tax, deed stamps, transfer tax, intangible tax, or real estate excise or similar tax.

H. Procedures for Resolving Contingent, Unliquidated and Disputed Claims

If a Post-Effective Date Debtor seeks to dispute or to contest a Claim or Interest, then Post-Effective Date Debtor will hold back from distributions, and hold in the Disputed Reserve, as applicable, such disputed amount until the dispute is resolved. The Post-Effective Date Debtor and the holder of the disputed Claim or Interest shall attempt to resolve the objection; however, the Court shall retain jurisdiction to resolve such objection if the parties are unable to do so without the Court’s involvement. The Post-Effective Date Debtors shall have 90 days from the Effective Date to object to any Claim (“Claim Objection Period”); provided, that the Post-Effective Date Debtors or the Plan Administrator may move the Court to extend the Claim Objection Period. after the Effective Date, the Plan Administrator or the Post-Effective Date Debtors, as applicable, shall have the sole authority to File and prosecute objections to Claims and to (1) settle, compromise, withdraw, litigate to judgment, or otherwise resolve objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise; (2) settle, compromise, or resolve any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 26	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

ARTICLE V

TREATMENT OF CLAIMS AND INTERESTS

The treatment of all Allowed Claims and Allowed Interests in the Plan is as follows:

A. Unclassified Claims

a. Administrative Expense Claims. As defined herein, Administrative Expense Claims are Allowed Claims for costs or expenses of the Reorganization Case that are allowed under sections 503(b) and 507(a)(2) of the Bankruptcy Code, and will be paid as follows:

(1) Ordinary Course of Business Claims. Claims incurred in the ordinary course of the Business, including all employment-related expenses, following the Petition Date shall be paid in the ordinary course of business in accordance with the terms and conditions of the particular agreements governing such obligations.

(2) Administrative Expense Claims. Each holder of an administrative expense claim allowed under 11 U.S.C. § 503 will be paid in full on the Plan’s Effective Date in cash, or upon such other terms as may be agreed upon by the Debtors and the holder of the claim.

(3) United States Trustee Fees. All fees required to be paid under 28 U.S.C. §1930(a)(6) will accrue and be timely paid until each Chapter 11 case is closed, dismissed, or converted to another chapter of the Code. Any United States Trustee fees owed on or before the Plan’s Effective Date will be paid on the Effective Date.

(4) Priority Tax Claims. Priority Tax Claims shall include the principal portion of the applicable tax and interest accrued thereon through the Effective Date. Each Holder of an Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. Simple interest shall accrue on each Priority Tax Claim at the Federal Judgment Rate until paid in full.

B. Classified Claims and Interests

a. Class 1A: Secured Claims of Sound Capital Loans, LLC – HCDI CA Properties

Classification. Class 1A consist of the Secured Claims of Sound Capital Loans, LLC, secured by liens against the property of the Estate referred to as the Sound CA Properties.

Treatment. Class 1 consists of the Secured Claims of Sound Capital Loans which is subject to Allowance by the Court (the “Class 1A Claims”). The Class 1A Claims shall be paid from the Net Proceeds of the Free and Clear Sales of the individual Sound CA Properties, in accordance with the Release Prices. In connection with the close of a sale of an individual Sound CA Property, the Sound Capital liens shall be extinguished and Sound Capital Loans shall retain a lien on the Net Proceeds of the Free and Clear Sales of the individual Sound CA Properties until the Class 1A Claims and accrued interest thereon is paid in full. Beginning on the Effective Date, interest shall accrue on the Sounds Capital Loans Class 1A claims at the prepetition non-default rate of interest. HCDI may prepay the Class 1A Claim without penalty.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 27	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Voting. Class 1A is impaired. Class 1A is entitled to vote on the Plan. In the event that Class 1A has been paid in full from the disposition of collateral prior to the Confirmation Date, Class 1A will be unimpaired, and not entitled to vote on the Plan.

b. Class 1B: Secured Claims of Mandalay Income Fund, I, LP. — HCDI CA Properties

Classification. Class 1B consist of the Secured Claims of Mandalay Income Fund, secured by liens against the property of the estate referred to as the Mandalay CA Properties.

Treatment. Class 1B consists of the Secured Claim of Mandalay Income Fund which is subject to Allowance by the Court (the “Class 1B Claims”). The Class 1B Claims shall be paid from the Net Proceeds of the Free and Clear Sales of the individual Mandalay CA Properties, in accordance with the Release Prices. To the extent that Class 1B claims have not been paid in full as of the Effective Date, in connection with the close of a Free and Clear Sale of an individual Mandalay CA Property, the Mandalay Income Fund liens shall be extinguished, and Mandalay Income Fund shall retain a lien on Net Proceeds Free and Clear Sales of the individual Mandalay CA Properties until the Class 1B Claims and accrued interest thereon is paid in full. Beginning on the Effective Date, interest shall accrue on the Mandalay Income Fund Class 1B Claims at the prepetition non-default rate of interest. The Debtor may prepay the Class 1B Claims without penalty.

Voting. Class 1B is impaired. Class 1B is entitled to vote on the Plan. In the event that Class 1B has been paid in full from the disposition of collateral prior to the Confirmation Date, Class 1B will be unimpaired, and not entitled to vote on the Plan.

c. Class 1C: Secured Claims of Sound Capital Construction Fund – HCDI TX Properties

Classification. Class 1C consists of the Secured Claims of Sound Capital Construction Fund, secured by liens against the properties of the estate referred to as the Sound Capital TX Properties.

Treatment. Class 1C consists of the claims of Sound Capital Construction Fund which are subject to Allowance by the Court (the “Class 1C Claims”). The Class 1C Claims shall be paid from the Net Proceeds of the Free and Clear Sales of the individual Sound Capital TX Properties, in accordance with the Release Prices. In connection with the close of a Free and Clear Sale of an individual Sound Capital TX Property, the Sound Capital liens shall be extinguished and Sound Capital shall retain a lien on Net Proceeds of the Free and Clear Sales of the individual Sound Capital TX Properties until the Class 1C Claims and accrued interest thereon is paid in full. Beginning on the Effective Date, interest shall accrue on the Class 1C Claims at the prepetition non-default rate of interest. The Debtor may prepay the Class 1C Claims without penalty.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 28	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Voting. Class 1C is impaired. Class 1C is entitled to vote on the Plan. In the event that Class 1C has been paid in full from the disposition of collateral prior to the Confirmation Date, Class 1C will be unimpaired, and not entitled to vote on the Plan.

d. Class 1D: Secured Claims of Sound Capital High Income Debt Funds – HCDI TX Properties

Classification. Class 1D consist of the Secured Claims of Sound Equity High Income Debt Fund, secured by liens against the properties of the estate referred to as the Sound Equity TX Properties.

Treatment. Class 1D consists of the Sound Equity High Income Debt Fund which is subject to Allowance by the Court (the “Class 1D Claims”). The Class 1D Claims shall be paid from the Net Proceeds of the Free and Clear Sales of the individual Sound Equity TX Properties, in accordance with the Release Prices. In connection with the close of a Free and Clear Sale of an individual Sound Capital TX Property, the Sound Capital liens shall be extinguished, and Sound Capital shall retain a lien on Net Proceeds of the Free and Clear Sales of the individual Sound Equity TX Properties until the Class 1C Claims and accrued interest thereon is paid in full. Beginning on the Effective Date, interest shall accrue on the Class 1D claims at the prepetition non-default rate of interest. The Debtor may prepay the Class 1D Claim without penalty.

Voting. Class 1D is impaired. Class 1D is entitled to vote on the Plan. In the event that Class 1D has been paid in full from the disposition of collateral prior to the Confirmation Date, Class 1D will be unimpaired, and not entitled to vote on the Plan.

e. Class 1E: Secured Claims of Oakhurst Income Fund II – HCDI TX Properties

Classification. Class 1E consists of the Secured Claims of Oakhurst Income Fund II, secured by liens against the properties of the estate referred to as the Oakhurst TX Properties.

Treatment. Class 1E consists of the Oakhurst Income Fund II which is subject to Allowance by the Court (the “Class 1E Claims”). Class 1E shall be paid from the Net Proceeds of the Free and Clear Sales of the individual Oakhurst TX Properties, in accordance with the Release Prices. In connection with the close of a Free and Clear Sale of an individual Oakhurst TX Property, the Oakhurst Income Fund II liens shall be extinguished, and Oakhurst Income Fund II shall retain a lien on Net Proceeds of the Free and Clear Sales of the individual Oakhurst TX Properties until the Class 1E Claims and accrued interest thereon is paid in full. Beginning on the Effective Date, interest shall accrue on the Class 1E claims at the prepetition non-default rate of interest. The Debtor may prepay the Class 1E Claim without penalty.

Voting. Class 1E is impaired. Class 1E is entitled to vote on the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 29	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

f. Class 1F: Secured Claim of 222, LLC et al. – HCDI (Division 3)

Classification. Class 1F consists of the Secured Claim of 222 et al., which is subject to Allowance by the Court. The Class 1F claim is secured by a first position lien on the real property referred to as Division 3, located in Whatcom County, Washington.

Treatment. Class 1F shall be entitled to elect from the following treatment:

(1) Option 1: Retain Lien Through Sale of Division 3. Class 1F shall retain its lien securing its Class 1F claim until the sale of Division 3. Class 1F shall be paid from the Net Proceeds of the Free and Clear Sale of Division 3. In connection with the close of a Free and Clear Sale of Division 3, the 222 et al. lien shall be extinguished, and 222 et al. lien shall retain a lien on Net Proceeds of a Free and Clear Sale of Division 3 until the Class 1F Claims and accrued interest thereon is paid in full. Beginning at Confirmation, interest shall accrue on the Class 1F claim at the prepetition non-default rate of interest.

(2) Option 2: Collateral Return. Debtor shall surrender and return Division 3, which secures the Class 1F Claim, in exchange for full satisfaction for 222 et al.’s Allowed Class 1F, Allowed Class 5B, and Allowed Class 1J Claims and without representation or warranty by HCDI.

Voting. Class 1F is impaired. Class 1F is entitled to vote on the Plan. Insofar as the Holder of the Class 1F Claim does not affirmatively elect from the options set forth herein, such Class 1F Claim shall be conclusively deemed to have selected the Collateral Return Option (Option 2)

g. Class 1G: Secured Claims of Modern Homestead LLC – HCDI TX Properties

Classification. Class 1G is the disputed asserted claim of Modern Homestead, LLC secured by the disputed Modern Homestead, LLC mechanic’s lien on the Texas Homes. The allowance and amount of the Class 1G Claim, if any, are subject to dispute and shall be determined by the Court.

Treatment. Upon the Court’s determination of the Class 1G Claim pursuant to a claims objection or adversary proceeding, then at HCDI’s discretion, it may either setoff the Class 1G Claim against the Modern Note (subject to a determination by the Court as to either Modern’s or the Debtor’s right to setoff), or pay the Allowed Class 1G Claim from the Net Distributable Proceeds of the TX Properties. Class 1G will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 1G is a disputed claim and is therefore not entitled to vote on the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 30	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

h. Class 1H: Secured Claim of BankUnited – HCDI

Classification. Class 1H consists of the secured claim of BankUnited, N.A. in the asserted amount of $14,197,706.88. The allowance and amount of the Class 1H Claim, if any, shall be determined by the Court in the context of the BankUnited Adversary Proceeding or any other proceeding by this Court.

Treatment. The Class 1H Claim shall remain secured by its lien on its collateral, provided that the Class 1H Claim and secured position shall remain subject to any and all defenses, challenges, counterclaims, and setoff or recoupment rights with respect thereto, and subject further to a ruling of the Court in the BankUnited Adversary Proceeding. On the Effective Date, the Debtor shall make a distribution to BankUnited N.A. on account of its Class 1H Claim in the amount of $3,156,396.86, Beginning on the Effective Date, interest shall accrue on the Class 1H Claim at the Daily Secured Overnight Financing Rate (SOFR) in effect on the Confirmation Date. If the Court reduces the Class 1H Claim in the BankUnited Adversary Proceeding, then payment shall be limited to the Allowed Amount of the Class 1H Claim. If, at the time the Court determines the Allowed Class 1H Claim, the Debtors have provided payment on that claim exceeds the Allowed Class 1H Claim, BankUnited shall refund any amount of any overpayment. Any amount of the Class 1H claim that is not secured shall be treated as a Class 1J Claim.

Voting. Class 1H is a disputed claim and is therefore not entitled to vote on the Plan.

i. Class 1I: Convenience Claims – HCDI

Classification. Class 1I consists of all Allowed Convenience Class Claims.

Treatment. Each holder of an Allowed Convenience Class Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Convenience Claim, Cash in an amount equal to the Allowed amount of such Class 1I Claim, on or as soon as practicable after the Effective Date.

Classification. Class 1I is unimpaired and is therefore deemed to accept the Plan.

j. Class 1J: General Unsecured Claims – HCDI

Classification. Class 1J consists of all General Unsecured Claims of HCDI.

Treatment. On the Effective Date, each Holder of Allowed General Unsecured Claims shall receive its Pro Rata Share of the HCDI Unsecured Creditors Fund. As soon as is practicable after the Effective Date, each Holder of Allowed General Unsecured Claims shall receive its Pro Rata share of the Class 1J Initial Payment.

In addition, Class 1J shall receive its Pro Rata Share of 51% of the Post-Effective Date New Interests on the Effective Date.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 31	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Holders of Allowed General Unsecured Claims in Class 1J will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 1J is impaired. Class 1J is entitled to vote on the Plan.

k. Class 1K: Warranty Claims

Classification. Class 1K consists of all Warranty Claims against HCDI.

Treatment. On the Effective Date, all Warranty Claims shall be cancelled, released, extinguished, and discharged and will be of no further force or effect. Each Holder of a Warranty Claim shall receive no recovery or distribution on account of their Claim.

Voting. Class 1K is Impaired under the Plan and is deemed to reject the Plan.

l. Class 1L: Preferred Equity Interests – HCDI

Classification. Class 1L consists of all Preferred Equity Interests in HCDI.

Treatment. On the Effective Date, each holder of a Preferred Equity Interest shall be entitled to receive such holder’s Pro Rata Share of 49% of the Post-Effective Date New Interests. On the Effective Date, all HCDI Preferred Equity Interests shall be cancelled, released, extinguished, and discharged and will be of no further force or effect, including any right a Holder of a Class 1K Claim may assert for declared or undeclared dividends prior to the Petition Date.

Voting. Class 1L is Impaired under the Plan. Class 1L is entitled to vote on the Plan.

m. Class 1M: Common Equity Interests – HCDI

Classification. Class 1M consists of all Common Equity Interests in HCDI.

Treatment. On the Effective Date, all HCDI Common Stock Equity Interests shall be cancelled, released, extinguished, and discharged and will be of no further force or effect. Each Holder of an Interest shall receive no recovery or distribution on account of their Interests.

Voting. Class 1M is Impaired under the Plan and is deemed to reject the Plan.

n. Class 2A: Secured Claim of Buchanan Mortgage Holdings –Tanglewilde

Classification. Class 2A is the secured claim of Buchanan Mortgage Holdings which is subject to Allowance by the Court. The Class 2A claim is secured by a first position lien on the real property referred to as Meadowscape.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 32	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Treatment. Buchanan Mortgage Holdings shall retain its lien securing its Class 2A claim until the sale of the Meadowscape property. The Class 2A shall be paid from the Net Proceeds of the Free and Clear Sales of the Meadowscape property. In connection with the close of a Free and Clear Sale of the Meadowscape property, Buchanan Mortgage Holdings’ lien shall be extinguished and Buchanan Mortgage Holdings shall retain a lien on Net Proceeds of the Free and Clear sale of the Meadowscape Property until the Class 2A Claims and accrued interest thereon is paid in full Beginning at Confirmation, interest shall accrue on the Class 2A claim at the prepetition non-default rate of interest.

Voting. Class 2A is impaired. Class 2A is entitled to vote for the Plan.

o. Class 2B: Secured Claim of DRK Development, Inc. – Tanglewilde

Classification. Class 2B is the asserted secured claim of DRK Development, Inc, The allowance and amount of the Class 2B Claim are subject to dispute shall be determined by the Court.

Treatment. Class 2B shall retain its lien on the Net Proceeds of the Free and Clear Sale of the Meadowscape property after satisfaction of the Class 2A Claim, until resolution on allowance of the Class 2B Claim. The asserted amount of the Class 2B Claim from Net Proceeds of the Free and Clear Sale of the Meadowscape property after full payment of the Class 2A Claim shall be held in the Disputed Reserve. If the Court reduces the Class 2B Claim, then payment shall be limited to the Allowed Amount of the Class 2B Claim. Class 2B will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 2B is a disputed claim and is therefore not entitled to vote on the Plan.

p. Class 2C: General Unsecured Claims – Tanglewilde

Classification. Class 2C consists of all General Unsecured Claims of Tanglewilde.

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Tanglewilde shall receive its Pro Rata share of any remaining Tanglewilde Net Distributable Proceeds available after payment in full of all senior Claims (subject to any Distribution Reserve). Holders of Allowed General Unsecured Claims in Class 2C will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 2C is impaired. Class 2C is entitled to vote on the Plan.

q. Class 2D: Equity Interests – Tanglewilde

Classification. Class 2D consists of all Interests in Tanglewilde.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 33	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Treatment. Holders of Class 2D Interests shall receive any remaining Net Distributable Proceeds after the sale of the Meadowscape property, after payment of Allowed Claims of Classes 2A and 2B, and Class 2C.

Voting. Class 2D is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

r. Class 3A: Secured Claim of Sound Equity High Income Debt Fund LLC–Belfair Phase I

Classification. Class 3A is the secured claim of Sound Equity High Income Debt Fund, LLC which is subject to Allowance by the Court. The Class 3A claim is secured by a first position lien on the real property referred to as Belfair Apartments (Phase I).

Treatment. Sound Equity High Income Debt Fund shall retain its lien securing its Class 3A claim until the sale of the Belfair Apartments. The Class 3A Claim shall be paid from the Net Proceeds of the sale of the Free and Clear Sale of the Belfair Apartments property. In connection with the close of a sale of the Belfair Apartments property, Sound Equity High Income Debt Fund’s lien shall be extinguished and Sound Equity High Income Debt Fund shall retain a lien on the Net Proceeds of the Free and Clear sale of the Belfair Apartments property until the Class 3A Claims and accrued interest thereon is paid in full. Beginning at the Effective Date, interest shall accrue on the Class 3A claim at the prepetition non-default rate of interest.

Voting. Class 3A is impaired. Class 3A is entitled to vote for the Plan.

s. Class 3B: Secured Claim of Oakhurst Income Fund II–Belfair Phase II

Classification. Class 3B is the secured claim of Oakhurst Income Fund II which is subject to Allowance by the Court. The Class 3B claim is secured by a first position lien on the real property referred to as Belfair Apartments (Phase II).

Treatment. Oakhurst Income Fund II shall retain its lien securing its Class 3B claim until the sale of Belfair Apartments (Phase II). The Class 3B Claim shall be paid from the Net Proceeds of the Free and Clear Sale of the Belfair Apartments (Phase II) property. In connection with the close of a Free and Clear Sale of the Belfair Apartments property, Oakhurst Income Fund II’s lien shall be extinguished and Oakhurst Income Fund II shall retain a lien on Net Proceeds of the Free and Clear Sale of the Belfair Apartments (Phase II) property until the Class 3B Claims and accrued interest thereon is paid in full Beginning at the Effective Date, interest shall accrue on the Class 3B claim at the prepetition non-default rate of interest.

Voting. Class 3B is impaired. Class 3B is entitled to vote for the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 34	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

t. Class 3C: General Unsecured Claims – Belfair View Phase I and Phase II

Classification. Class 3C consists of all General Unsecured Claims of Belfair Apartments, LLC.

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Belfair Apartments Phase I and Phase II shall receive its Pro Rata share of any remaining Belfair Apartment Phase I or Belfair Phase II Net Distributable Proceeds available after payment in full of all senior Claims. Holders of Allowed General Unsecured Claims in Class 3C will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 3C is impaired. Class 3C is entitled to vote on the Plan.

u. Class 3D: Equity Interests – Belfair

Classification. Class 3D consists of all Interests in Belfair Apartments.

Treatment. Holders of Class 3D Interests shall receive any remaining Net Distributable Proceeds after the sale of the Belfair Apartments property, after payment of Allowed Claims of Classes 3A, 3B, and 3C.

Voting. Class 3D is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

v. Class 4A: Secured Claim of Benaroya Holdings – Bridgeview

Classification. Class 4A is the secured claim of Benaroya Holdings which is subject to Allowance by the Court. The Class 4 claim is secured by a first position lien on the real property referred to as Bridgeview.

Treatment. Benaroya Holdings shall retain its lien securing its Class 4 claim until the sale of Bridgeview. The Class 4A Claim shall be paid from the Net Proceeds of the Free and Clear Sale of the Bridgeview property. In connection with the close of a Free and Clear Sale of the Bridgeview property, Benaroya Holdings’ lien shall be extinguished, and Benaroya Holdings shall retain a lien on Net Proceeds of the Free and Clear Sale of the Bridgeview property until the Class 4A Claims and accrued interest thereon is paid in full. Beginning at Confirmation, interest shall accrue on the Class 4AClaim at the prepetition non-default rate of interest.

Voting. Class 4A is impaired. Class 4A is entitled to vote on the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 35	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

w. Class 4B: General Unsecured Claims – Bridgeview

Classification. Class 4B consists of all General Unsecured Claims of Bridge View LLC.

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Bridgeview shall receive its Pro Rata share of any remaining Bridgeview Net Distributable Proceeds available after payment in full of all senior Claims (subject to any Distribution Reserve). Holders of Allowed General Unsecured Claims in Class 4B will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 4B is impaired. Class 4B is entitled to vote on the Plan.

x. Class 4C: Equity Interests – Bridgeview

Classification. Class 4C consists of all Interests in Bridgeview.

Treatment. Holders of Class 4C Interests shall receive a distribution on LLC Net Equity Proceeds after the sale of the Bridgeview property, after payment of Allowed Claims of Class 4A and 4B.

Voting. Class 4C is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

y. Class 5A: Secured Claim of Sound Capital Construction Fund – Pacific Ridge

Classification. Class 5A is the secured claim of Sound Capital Construction Fund – which is subject to Allowance by the Court. The Class 5 claim is secured by a first position lien on the real property referred to as Pacific Ridge.

Treatment. Sound Capital Construction Fund, LLC shall retain its lien securing its Class 5A claim until the Free and Clear Sale of Pacific Ridge. The Class 5A Claim shall be paid from the Net Proceeds of the Free and Clear Sale of the Pacific Ridge property. In connection with the close of a sale of the Pacific Ridge property, Sound Capital Construction Fund, LLC lien shall be extinguished and Sound Capital Construction Fund, LLC shall retain a lien on Net Proceeds from the Free and Clear Sale of the Pacific Ridge Property until the Class 5A Claims and accrued interest thereon is paid in full Beginning at the Effective Date, interest shall accrue on the Class 5A claim at the prepetition non-default rate of interest. Any remaining unpaid amount of the Class 5A claim shall be (1) treated as a secured claim against Belfair Phase 1,and paid from the proceeds of a Free and Clear Sale of the Belfair Apartments (Phase I) property after any distributions to Class 3A, and (2) shall be paid prior to any distributions to Class 3C entitled to distributions from the Belfair Phase I Net Distributable Proceeds on account from the Free and Clear Sale of the Belfair Apartments (Phase I) property

Voting. Class 5A is impaired. Class 5A is entitled to vote on the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 36	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

z. Class 5B: Secured Claim of 222, LLC et al. – Pacific Ridge

Classification. Class 5B is the secured claim of 222, LLC et al, which is subject to Allowance by the Court. The Class 5B claim is secured by a second priority lien on the real property referred to as Pacific Ridge.

Treatment. 222, LLC et al. shall retain its lien securing its Class 5B claim until the Free and Clear Sale of Pacific Ridge. The Class 5B Claim shall be paid from the Net Proceeds of the Free and Clear Sale of the Pacific Ridge property. At the time of such sale, 222, LLC et al.’s lien shall be extinguished, and 222, LLC et al. shall retain a lien on Net Proceeds of the Free and Clear Sale of the Pacific Ridge Property until the Class 5A Claims and accrued interest thereon is paid in full. Beginning at the Effective Date, interest shall accrue on the Class 5B claim at the prepetition non-default rate of interest. Any remaining unpaid amount of the Class 5B claim shall be considered a Class 1J claim, subject to any distribution 222, LLC et al. receives on account of its Class 1F Claim.

Voting. Class 5B is impaired. Class 5B is entitled to vote on the Plan.

aa. Class 5C: General Unsecured Claims – Pacific Ridge

Classification. Class 5C consists of all General Unsecured Claims of Pacific Ridge.

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Pacific Ridge shall receive its Pro Rata share of any remaining Net Distributable Proceeds available after payment in full of all senior Claims (subject to any Distribution Reserve). Holders of Allowed General Unsecured Claims in Class 5C will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 5C is impaired. Class 5C is entitled to vote on the Plan.

bb. Class 5D: Equity Interests – Pacific Ridge

Classification. Class 5D consists of all Interests in Pacific Ridge

Treatment. Holders of Class 5D Interests shall receive any remaining Net Distributable Proceeds after the sale of the Pacific Ridge property, after payment of Allowed Claims 5A, 5B, and 5C.

Voting. Class 5C is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 37	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

cc. Class 6A: Secured Claim of Fratelli’s LLC –Semiahmoo

Classification. Class 6A is the secured claim of Fratelli’s LLC, which is subject to Allowance by the Court. The Class 6A Claim is secured by a first position lien on the Semiahmoo Parcels, together commonly referred to as Semiahmoo.

Treatment. Fratelli’s shall retain its lien securing its Class 6A claim until the Free and Clear Sale of the Semiahmoo Parcels. The Class 6A Claim shall attach to the Net Proceeds of the Free and Clear Sales of the Semiahmoo Parcels Lots. In connection with the close of a Free and Clear Sale of any individual Semiahmoo Parcel, Fratelli’s lien shall be extinguished and Fratelli’s shall retain a lien on Net Proceeds of the Free and Clear Sale of such Semiahmoo Parcel, until the Class 6A Claims and accrued interest thereon is paid in full Beginning at the Effective Date, interest shall accrue on the Class 6A claim at the prepetition non-default rate of interest.

Voting. Class 6A is impaired. Class 6A is entitled to vote on the Plan.

dd. Class 6B: General Unsecured Claims — Semiahmoo

Classification. Class 6B consists of all General Unsecured Claims of Semiahmoo.

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Semiahmoo shall receive its Pro Rata share of any remaining Semiahmoo Net Distributable Proceeds available after payment in full of all senior Claims (subject to any Distribution Reserve). Holders of Allowed General Unsecured Claims in Class 6B will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 6B is impaired. Class 6B is entitled to vote on the Plan.

ee. Class 6C: Equity Interests – Semiahmoo

Classification. Class 6C consists of all Interests in Semiahmoo.

Treatment. Holders of Class 6C Interests shall receive any remaining Net Distributable Proceeds after the sale of the Semiahmoo property, after payment of Allowed Claims of classes 6A and 6B.

Voting. Class 6C is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 38	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

ff. Class 7A: Secured Claim of Oakhurst Opportunity Lending Fund I–Punta Gorda

Classification. Claim 7A is the Secured Claim of Oakhurst Opportunity Lending Fund I, which is subject to Allowance by the Court. The Oakhurst Opportunity Lending Fund I has a first priority lien on the real property referred to as Punta Gorda.

Treatment. Oakhurst Opportunity Lending Fund I shall retain its lien securing its Class 7A Claim until the Free and Clear Sale of the Punta Gorda property. The Class 7A Claim shall attach to the Net Proceeds of the Free and Clear Sale of the Punta Gorda property. Oakhurst Opportunity Lending Fund I’s lien shall be extinguished and it shall retain a lien on Net Proceeds from the Free and Clear Sale of the Punta Gorda property, until the Class 7A Claim and accrued interest thereon is paid in full. Beginning on the Effective Date, interest shall accrue on the Class 7A Claim at the prepetition non-default rate of interest.

Voting. Class 7 is impaired. Class 7A is entitled to vote on the Plan.

gg. Class 7B: Secured Claim of BankUnited, N.A.– Punta Gorda

Classification. Claim 7B is the secured claim of BankUnited, which is subject to Allowance by the Court. The Class 7B claim is secured by a second priority lien on the real property referred to as Punta Gorda.

Treatment. BankUnited shall retain its lien securing its Class 7B Claim against the Punta Gorda property until the Free and Clear Sale of the Punta Gorda property. The Class 7B Claim shall attach to the Net Proceeds of the Free and Clear Sale of the Punta Gorda property subject to the Class 7A Claim. BankUnited’s lien shall be extinguished and it shall retain a lien on Net Proceeds from the Free and Clear Sale of the Punta Gorda property, until the Class 7A Claim and accrued interest thereon is paid in full. Beginning on Confirmation, interest shall accrue on the Class 7B Claim at the prepetition non-default rate of interest. Following the close of the Free and Clear Sale on the Punta Gorda property, any deficiency claim owed on the 7B claim shall be treated as a Class 1H Claim.

Voting. Class 7B is impaired. Class 7B is entitled to vote on the Plan.

hh. Class 7C: General Unsecured Claims – Punta Gorda

Classification. Class 7C consists of all General Unsecured Claims of Punta Gorda

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Punta Gorda shall receive its Pro Rata share of any remaining Punta Gorda Net Distributable Proceeds available after payment in full of all senior Claims (subject to any Distribution Reserve). Holders of Allowed General Unsecured Claims in Class 7C will not be entitled to the payment of postpetition interest under the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 39	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Voting. Class 7C is impaired. Class 7C is entitled to vote on the Plan.

ii. Class 7D: Equity Interests – Punta Gorda

Classification. Class 7D consists of all Interests in Punta Gorda.

Treatment. Holders of Class 7D Interests shall receive any remaining Net Distributable Proceeds after the sale of the Punta Gorda property, after payment of Allowed Claims of classes 7A, 7B, and 7C.

Voting. Class 7D is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

C. The Post Effective Date Debtors

All assets of each Debtor, including Net Proceeds and Net Distributable Proceeds, will vest in the Post-Effective Date Debtors to be administered by the Plan Administrator in accordance with the Plan.

D. Good Faith

Confirmation of the Plan shall constitute a conclusive determination that: (i) the Plan, and all the transactions and settlements contemplated thereby, have been proposed in good faith and in compliance with all applicable provisions of the Bankruptcy Code and the Bankruptcy Rules; and (ii) the solicitation of acceptances or rejections of the Plan has been in good faith and in compliance with all applicable provisions of the Bankruptcy Code, and the Bankruptcy Rules, and, in each case, that the Debtors, the Settling Parties and all of their respective Related Parties have acted in good faith in connection therewith.

E. Exculpation and Limitation of Liability

The Exculpated Parties will neither have nor incur any liability to any entity for any claims or Causes of Action arising on or after the Petition Date and prior to the Effective Date for any act taken or omitted to be taken in connection with, or related to (i) the Chapter 11 Cases, (ii) the sale of Estate Property (including the Ordinary Course Sales and the Multi-Family Sales) (iii) any other sales consummated during the Chapter 11 Cases, (iv) formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including this Disclosure Statement, (vi) any other postpetition act taken or omitted to be taken in connection with or in contemplation of Confirmation of the Plan, or (vii) the approval of the Disclosure Statement and Plan or Confirmation or Substantial Consummation of the Plan, provided, however, that the foregoing provisions will have no effect on the liability of any entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence, actual fraud, or willful misconduct. The Exculpated Parties have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distributions pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 40	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

ARTICLE VI

RISK FACTORS

Distributions to creditors contemplated under the Plan are contingent upon assumptions, some or all of which could fail to materialize and preclude the Plan from becoming effective or reduce anticipated distributions. The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims under the Plan but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or necessarily require a re-solicitation of the votes of Holders of Claims in such Impaired Classes.

A. The Debtors May Fail to Satisfy Vote Requirements.

The Plan is subject to approval by the various classes of creditors entitled to vote under the Bankruptcy Code and to confirmation of the Plan by the Bankruptcy Court. No assurance can be given that the Plan will be accepted by the requisite number and amount of creditors or confirmed by the Court. In that event, due to the costs and uncertainties inherent in a modified Plan or a conversion and liquidation under Chapter 7, all creditors of the estate face substantial risk that their recovery under such alternative circumstances may be substantially less favorable than their recovery provided for by the Plan.

B. The Effective Date May Not Occur.

As more fully set forth in the Plan, the Effective Date is subject to the sale of the Debtors’ Multi-Family Properties. If the Multi-Family Properties are not sold, the Effective Date will not take place. Accordingly, the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

C. The Debtors May Not Be Able to Secure Confirmation of the Plan.

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may seek to pursue another strategy to wind down the Estates. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims as those proposed in the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 41	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting Holders of claims and equity interests within a particular class under such plan will not be less than the value of distributions such Holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. If a chapter 11 plan is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to reorganize their business and what, if anything, Holders of Allowed Claims against them would ultimately receive on account of such Allowed Claims.

The Debtors, subject to the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any non-accepting Class, as well as any Class junior to such non-accepting Class, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan.

D. Non-Consensual Confirmation.

In the event that any impaired class of claims or interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the Debtors’ request if at least one impaired class (as defined under section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the Bankruptcy Court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired class(es). The Debtors believe that the Plan satisfies these requirements, and the Debtors may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to professional compensation.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 42	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

E. Continued Risk After Confirmation.

There is no guarantee that a chapter 11 plan reflecting the Plan will achieve the Debtors’ stated goals. In addition, at the outset of the Chapter 11 Cases, the Bankruptcy Code will give the Debtors the exclusive right to propose the Plan and will prohibit creditors and others from proposing a plan. The Debtors will have retained the exclusive right to propose the Plan upon filing their petitions for chapter 11 relief. If the Bankruptcy Court terminates that right, however, or the exclusivity period expires, there could be a material adverse effect on the Debtors’ ability to achieve confirmation of the Plan and thereby achieve the Debtors’ stated goals.

F. The Chapter 11 Cases May Be Converted to Chapter 7.

If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtor’s assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time rather than selling or reorganizing in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation.

G. The Loss of Key Personnel Could Adversely Affect the Debtors’ Liquidation.

The Debtors’ operations are dependent on a relatively small group of key management personnel, including the Debtors’ executive officers. The Debtors’ recent liquidity issues and the Chapter 11 Cases have created distractions and uncertainty for key management personnel and employees. As a result, the Debtors may lose key personnel and be unable to find acceptable replacements with comparable skills and experience. The loss of such key management personnel could adversely affect the Debtors’ ability to liquidate their assets for the highest and best value.

H. The Results of the Liquidation of Estate Assets May Not Meet Projections.

The liquidation of Estate Asset sales may fail to meet projections due to the uncertainty of demand and various macroeconomic conditions.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 43	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

ARTICLE VII

CONFIRMATION OF THE PLAN

A. Voting Procedures.

A ballot to be used for voting your acceptance or rejection of the Plan is being mailed to you together with this Disclosure Statement and Plan. Holders of claims should read the instructions carefully, complete, date and sign the ballot, and transmit it in the envelope enclosed. IN ORDER TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE DEBTORS’ NOTICE AND CLAIMS AGENT NOT LATER THAN 4:00 P.M. PDT ON ___________, ____________ ___, 2024. FAILURE TO VOTE OR A VOTE TO REJECT THE PLAN WILL NOT AFFECT THE TREATMENT TO BE ACCORDED A CLAIM OR INTEREST IF THE PLAN NEVERTHELESS IS CONFIRMED.

B. Delivery of Ballots.

To submit your ballot via the Administrative Agent’s online portal, please visit https://cases.creditorinfo.com/hcdi. Click on the “Submit E-Ballot” section of the website and follow the instructions to submit your ballot. If you have any questions about submitting your ballot via the Claim Agent’s online portal, please contact the Administrative Agent at: info@bmcgroup.com.

Hard copy ballots may be submitted at the following addresses:

By First Class Mail: BMC Group, Inc Attn: HCDI Ballots PO Box 90100 Los Angeles, CA 90009	By Overnight or Hand Delivery: BMC Group, Inc. Attn: HCDI Ballots 3732 West 120th Street Hawthorne, CA 90250

C. Ballots Not Counted.

No ballot will be counted toward Confirmation if, among other things: (1) any ballot that is illegible or contains insufficient information to permit the identification of the Holder of such Claim; (2) any ballot cast by any entity that does not hold a Claim in a voting class; (3) any ballot cast for a Claim scheduled as unliquidated, contingent, or disputed for which no Proof of Claim was timely filed by the voting record date ; (4) any unsigned ballot or ballot lacking an original signature (for the avoidance of doubt, a ballot submitted via the Administrative Agent online balloting portal shall be deemed an original signature); (5) any ballot not marked to accept or reject the Plan or marked both to accept and reject the Plan; and (6) any ballot submitted by any entity not entitled to vote pursuant to the procedures described herein.

D. Only Submitted Ballots to Be Considered.

If more than one-half in number of claimants voting and at least two-thirds in amount of the allowed claims of such claimants in each class of claims vote to accept the Plan, such classes will be deemed to have accepted the Plan. For purposes of determining whether a class of claims has accepted or rejected the Plan, only the votes of those who have timely returned their ballots will be considered.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 44	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

E. Hearing on Confirmation.

The hearing on confirmation of the Plan has been set for __________, ___________ ___, 2024 at ______ _.m., before the Honorable Mary Jo Heston, United States Bankruptcy Judge, in U.S. Bankruptcy Court in Tacoma, Washington. The Bankruptcy Court shall confirm the Plan at that hearing only if certain requirements, as set forth in § 1129 of the Bankruptcy Code, are satisfied.

F. Feasibility.

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a Chapter 11 Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan of reorganization). To determine whether the Plan meets this feasibility requirement, the Debtors, with the assistance of their advisors, have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared projected consolidated balance sheet, income statement, and statement of cash flows (the “Financial Projections”), attached hereto as Exhibit A. Creditors and other interested parties should review Article VI of this Disclosure Statement, entitled “Risk Factors,” for a discussion of certain factors that may affect the future financial performance of the Post-Effective Date Debtors.

G. Liquidation Analysis/Best Interests of Creditors

The Bankruptcy Code requires that a creditor with a right to vote accept the Plan, or, alternately, that the creditor receive under the Plan at least as much as it would receive if the debtor’s assets were liquidated quickly, and the proceeds distributed under a Chapter 7 liquidation. This is generally known as the “best interests” test. As set forth below, the Debtors believe that the Plan satisfies the standard.

Attached hereto as Exhibit B is the Debtor’s liquidation analysis (the “Liquidation Analysis”) at a later date. As reflected in the Liquidation Analysis, the Debtors believe that liquidation of the Debtors’ businesses under chapter 7 of the Bankruptcy Code would result in substantial diminution in the value to be realized by Holders of Claims or Interests as compared to distributions contemplated under the Plan. Consequently, the Debtors and their management believe that Confirmation of the Plan will provide a substantially greater return to Holders of Claims or Interests than would a liquidation under chapter 7 of the Bankruptcy Code.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 45	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

H. Treatment of Dissenting Classes of Creditors.

The Bankruptcy Code requires the Bankruptcy Court to find that the Plan does not discriminate unfairly, and is fair and equitable, with respect to each class of claims or interests that is impaired under, and has not accepted, the Plan. Upon such a finding, the Bankruptcy Court may confirm the Plan despite the objections of a dissenting class. The Debtor has requested that the Court confirm the Plan even if creditors holding claims in impaired classes do not accept the Plan.

I. Effect of Confirmation.

Confirmation of the Plan shall operate on the Effective Date as a discharge of the Debtors from all claims and indebtedness that arose before the Effective Date, except for those unclassified claims that the Debtors agree to pay as a continuing obligation. All such discharged claims and indebtedness shall be satisfied by the cash payment or other consideration provided under the Plan. Upon Confirmation, all property of the Debtors’ estates shall be free and clear of all claims and interests of creditors, except as otherwise provided in the Plan or the order of the Bankruptcy Court confirming the Plan. The Debtors shall be vested with all assets of the Debtors’ estate. The provisions of the Plan shall bind the Debtors, and all other parties in interest, including any creditor of the Debtors, whether or not such creditor is impaired under the Plan and whether or not such creditor has accepted the Plan.

J. Consequences of the Failure to Confirm the Plan.

In the event the Court declines to confirm the Debtor’s Plan, whether due to a failure of creditor support or otherwise, a liquidation might ultimately result, either through a revised Plan under Chapter 11 or conversion of this Chapter 11 case to a bankruptcy under Chapter 7 of the Bankruptcy Code in which case creditors may receive a reduced recovery.

K. Tax Consequences.

I. Introduction. The following discussion summarizes certain United States (“U.S.”) federal income tax consequences of the implementation of the Plan to the Debtors, the Wind-Down Debtors, and certain Holders of Claims. This summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and published administrative rules, and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof (collectively, “Applicable Tax Law”). Changes in the rules or new interpretations of the rules may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. The Debtors have not requested, and do not intend to request, any ruling or determination from the IRS or any other taxing authority with respect to the tax consequences discussed herein, and the discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 46	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

This summary does not address foreign, state, local, or non-income tax consequences of the Plan (e.g., U.S. federal gift or estate tax or the 3.8% Medicare tax on net investment income), nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of its individual circumstances or to a Holder that may be subject to special tax rules (such as Persons who are related to the Debtors within the meaning of the Tax Code, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, pass-through entities, beneficial owners of pass-through entities, trusts, governmental authorities or agencies, dealers and traders in securities, subchapter S corporations, persons using a mark-to-market method of accounting, and Holders of Claims who are themselves in bankruptcy). Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds a Claim only as a “capital asset” (within the meaning of section 1221 of the Tax Code). This summary also assumes that the various debt and other arrangements to which any of the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the Tax Code. This summary does not discuss differences in tax consequences to Holders of Claims that act or receive consideration in a capacity other than any other Holder of a Claim of the same Class or Classes, and the tax consequences for such Holders may differ materially from that described below.

For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim that is: (1) an Individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one (1) or more United States persons have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. For purposes of this discussion, a “non-U.S. Holder” is any Holder of a Claim that is not a U.S. Holder and not a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the entity. Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Claims should consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE, AND OTHER TAX CONSEQUENCES OF THE PLAN.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 47	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

II. Certain U.S. Federal Income Tax Consequences to the Debtors— Cancellation of Debt and Reduction of Tax Attributes. In general, absent an exception, a taxpayer will realize and recognize cancellation of indebtedness income (“CODI”) upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of CODI, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (i) the amount of any cash (i.e., the Net Distribution Proceeds) and (ii) the fair market value of any consideration in each case, given in satisfaction of such indebtedness at the time of the exchange.

Under section 108 of the Tax Code, however, a Debtor will not be required to include any amount of CODI in gross income if the Debtor is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a result of such exclusion, the Debtor must reduce its tax attributes by the amount of CODI excluded from gross income pursuant to section 108 of the Tax Code. Such reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined. In general, tax attributes will be reduced in the following order: (a) NOLs and NOL carryovers; (b) general business credit carryovers; (c) capital loss carryovers; (d) tax basis in assets (but not below the amount of liabilities to which the Debtor will remain subject immediately after the discharge); (e) passive activity loss and credit carryovers; and (f) foreign tax credit carryovers. Alternatively, the Debtor may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the Tax Code. Any excess CODI over the amount of available tax attributes will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact.

III. Tax Consequences to Creditors. The federal income tax consequences of the implementation of the Plan to a holder of a Claim will depend, among other things, on (a) whether its Claim constitutes a debt or security for federal income tax purposes, (b) whether the holder of the Claim receives consideration in more than one tax year, (c) whether the holder of the Claim is a resident of the United States, (d) whether all of the consideration by the holder of the Claim is deemed received by that holder of the Claim as part of an integrated transaction, (e) whether the holder of the Claim reports income using the accrual or cash method of accounting, and (f) whether the holder of the Claim has previously taken a bad debt deduction or worthless security deduction with respect to the Claim.

Generally, a holder of an Allowed Claim will realize a gain or loss on the exchange under the Plan of his Allowed Claim for cash and other property in an amount equal to the difference between (i) the sum of the amount of any cash and the fair market value on the date of the exchange of any other property received by the holder (other than any consideration attributable to accrued but unpaid interest on the Allowed Claim), and (ii) the adjusted basis of the Allowed Claim exchanged therefore (other than basis attributable to accrued but unpaid interest previously included in the holder’s taxable income). Any gain recognized generally will be a capital gain (except to the extent the gain is attributable to accrued but unpaid interest or accrued market discount, as described below) if the Claim was a capital asset in the hand of an exchanging holder, and such gain would be a long-term capital gain if the holder’s holding period for the Claim surrendered exceeded one (1) year at the time of the exchange. Any loss recognized by a holder of an Allowed Claim will be a capital loss if the Claim constitutes a “security” for federal income tax purposes or is otherwise held as a capital asset. For this purpose, a “security” is a debt instrument with interest coupons or in registered form.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 48	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Under the backup withholding rules of the Internal Revenue Code, holders of the Claim may be subject to backup withholding at the rate of thirty-one percent (31%) with respect to payments made pursuant to the Plan unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividends and interest income. Any amount withheld under these rules will be credited against the holder’s federal income tax liability. Holders of the Claim may be required to establish exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

ARTICLE VIII

RECOMMENDATION

In the opinion of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other scenario. Accordingly, the Debtors recommend that Holders of Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 49	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Respectfully submitted, as of the date first set forth above,

HARBOR CUSTOM DEVELOPMENTS, INC. (on behalf of itself and all other Debtors)

Shelly Croker

Chief Restructuring Officer

Harbor Custom Developments, Inc.

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 50	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

EXHIBIT A

FINANCIAL PROJECTIONS

[To be Provided in Advance of Hearing on Disclosure Statement]

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 51	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

EXHIBIT B

LIQUIDATION ANALYSIS

[To be Provided in Advance of Hearing on Disclosure Statement]

DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS’ JOINT CHAPTER 11 PLAN- 52	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308